Exhibit 10.13

LEASE

Dated as of April 10, 2014

between

PW REGULUS SOLAR, LLC,
a California limited liability company

as Lessor

and

REGULUS SOLAR, LLC,
a Delaware limited liability company

as Lessee

REGULUS SOLAR PROJECT
KERN COUNTY, CALIFORNIA
82 MW-DC NAMEPLATE CAPACITY

TABLE OF CONTENTS

Page

SCHEDULES/EXHIBITS

Schedule 1 .... Basic Rent
Schedule 2 .... Insurance Requirements
Exhibit A .... Description of Facility Site
Exhibit B .... Form of Memorandum of Lease
Exhibit C .... Giumarra Property
Exhibit D .... Reddy Property
Exhibit E .... Estoppel

LEASE

This **Lease**, dated as of April 10, 2014 (this "**Lease**"), is entered into by and between PW REGULUS SOLAR, LLC, a California limited liability company (the "**Lessor**"), and **REGULUS SOLAR, LLC**, a Delaware limited liability company (the "**Lessee**").

WITNESSETH:

WHEREAS, pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of the date hereof (the "**Purchase Agreement**"), Lessee is selling that certain real property consisting of approximately 447 acres of land located in Kern County, California, more particularly described on Exhibit A attached hereto (such real property referred to herein as the "**Facility Site**") and all related interests and rights related thereto pursuant to the Real Property Documents (as defined herein) (the "**Facility Site Rights**", together with the Facility Site, the "**Facility Site Interest**") to Lessor;

WHEREAS, pursuant to the Purchase Agreement, Lessor agreed to lease the Facility Site Interest back to Lessee;

WHEREAS, Lessee has plans to develop an 82 megawatt-DC single axis photo voltaic solar farm known as "Regulus Solar" on the Facility Site along with adjacent real property leased to Lessee to interconnect to the utility grid at the Lamont Substation located adjacent to the Facility Site (such project referred to herein as the "**Facility**");

WHEREAS, as of the date hereof, the Lessee has entered into or acquired an interconnect agreement with Pacific Gas & Electric Company, a power purchase agreement with Southern California Edison Company and all environmental clearances, conditional use permits and other licenses and permits required for the stage of construction of the Facility which is underway as of the date of this Lease.

WHEREAS, pursuant to this Lease, the Lessor desires to lease the Facility Site Interest to the Lessee for the Basic Lease Term and the Renewal Lease Terms, if the options to renew the Basic Lease Term are exercised as provided herein, and the Lessee desires to lease the Facility Site Interest from the Lessor on the terms and conditions in this Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

"**Actual Knowledge**" means actual knowledge of, or receipt of written notice by, an officer, whose responsibilities include the administration of the terms of this Lease or the transactions contemplated hereby of such Transaction Party.

"**Affiliate**" of a particular Person means any Person directly or indirectly Controlling, Controlled by or under common Control with such particular Person.

"**After-Tax Basis**" means, with respect to any payment to be actually or constructively received by any Person, the amount of such payment (the base payment) supplemented by a further payment (the additional payment) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all Taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment (taking into account any tax savings actually realized by the recipient as a result of the payment or the event giving rise to the payment), be equal to the amount required to be received; provided, however, that the foregoing shall not require payment of the amount constructively received by any Person. In the case of amounts payable to or for the benefit of any indemnity obligations set forth herein, such calculations shall be made on the basis of the highest applicable Federal income tax statutory rate generally applicable to corporations for the relevant periods and the highest marginal rate of state and local income taxes applicable to the recipient (or its beneficial owners in the case of amounts payable to or for the benefit of entities treated as pass-through entities for such purposes), as reasonably estimated by the recipient.

"**Applicable Law**" means all applicable laws, including all Environmental Laws, and treaties, judgments, decrees, injunctions, writs and orders of any court, arbitration board or Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

"**Applicable Permit**" means any Governmental Approval issued to the Lessee, including any such Governmental Approval relating to zoning, environmental or natural resource protection, pollution, sanitation, that is material and necessary at any given time in light of the operation of the Facility Site and/or the Facility to test, operate, maintain, own or use the Facility Site and/or the Facility.

"**Appraisal**" means a written appraisal of the Facility Site Interest prepared in accordance with Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA).

"**Award**" shall mean compensation paid for a Taking whether pursuant to a judgment or by agreement or otherwise

"**Basic Lease Term**" shall have the meaning ascribed to such term in Section 3.1.

"**Basic Rent**" shall have the meaning ascribed to such term in Section 3.2(a).

"**Business Day**" means any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in San Francisco, California.

"**Casualty**" means any loss of all or any part of the Facility Site or the Facility or use thereof due to destruction or damage.

"**Claim**" means any liability (including in respect of negligence (whether passive or active or other torts), strict or absolute liability in tort or otherwise, warranty, latent or other defects (regardless of whether or not discoverable), statutory liability, property damage, bodily injury or death), obligation, loss, settlement, damage, penalty, claim, action, suit, proceeding (whether civil or criminal), judgment, penalty, fine and other legal or administrative sanction, stamp or

other similar taxes, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and reasonable related charges, of whatsoever kind and nature.

"**Commercial Operations Date**" means the date that the construction of the Facility has been completed and the connection of the Facility to the Lamont Substation by Pacific Gas & Electric Company pursuant to the Interconnection Agreement has occurred.

"**Construction Lender**" means Wilmington Trust, National Association (as Administrative Agent and Collateral Agent) and Deutsche Bank Securities Inc. (as the Sole Lead Arranger and Sole Book Runner).

"**Construction Loan**" means the loan between Regulus Solar, LLC, Wilmington Trust, National Association (as Administrative Agent and Collateral Agent) and Deutsche Bank Securities Inc. (as the Sole Lead Arranger and Sole Book Runner) dated March 28, 2014, as amended.

"**Control**" when used with respect to any particular Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "**Controlling**" and "**Controlled**" have meanings correlative to the foregoing.

"**End of Term Environmental Site Assessment**" shall have the meaning ascribed to such term in Section 5.1(d).

"**Environmental Condition**" means any condition or circumstance, including the presence of any Hazardous Substance, that (a) requires assessment, investigation, abatement, correction, removal or remediation under any Environmental Law or (b) constitutes a violation of or non-compliance with any Environmental Law.

"**Environmental Laws**" means any applicable federal, state or local laws, ordinances, statutes, decrees, codes and regulations relating to wildlife, natural resources, the environment, or Hazardous Substances, as each may from time to time be amended, supplemented or supplanted.

"**Essential Property Documents**" means the Reddy Lease, the Giumarra Documents and the Interconnection Agreement.

"**Event of Loss**" means the occurrence of any of the following events: a Taking, or requisition of use of the Facility Site by any Governmental Entity (a "**Requisition**") but, in any case involving Requisition of use, only if (i) the Lessor does not elect to waive treating such Requisition of use as an Event of Loss and (ii) such Requisition of use continues beyond the Basic Lease Term or any Renewal Lease Term then in effect or already exercised by the Lessee. The date of an Event of Loss shall be the date of such loss, damage, Taking or Requisition, except that in the case of Requisition of use not otherwise treated as an Event of Loss pursuant to this definition, no Event of Loss shall be deemed to have occurred until the last day of the Facility Lease Term.

"**Expiration Date**" means the date that is two hundred forty (240) months after the Commercial Operations Date, as the same may be extended pursuant to Section 5.1.

"**Extension Condition**" shall have the meaning ascribed to such term in Section 15.1

"**Facility**" shall have the meaning ascribed to such term in the Recitals.

"**Facility Lease Term**" means the Basic Lease Term together with all Renewal Lease Terms exercised in accordance with Section 15.1.

"**Facility Site Interest**" shall have the meaning ascribed to such term in the Recitals.

"**Facility Site Rights**" shall have the meaning ascribed to such term in the Recitals.

"**Fee Lender**" means the Person from time to time that holds the Fee Loan.

"**Fee Loan**" means that certain financing extended to Lessor in order to finance Lessor's acquisition of the Facility Site from Lessee and any subsequent financing extended to Lessor and secured by the Facility Site.

"**GAAP**" means generally accepted accounting principles used in the United States consistently applied.

"**Giumarra Documents**" means those certain documents governing the rights and obligations in connection with the Giumarra Property, including, without limitation, (a) that certain Grant Deed by and between Salvadore Giumarra, as Trustee of The Joseph Giumarra Trust No. 1 established on December 18, 1985, as grantor and Lessee, as grantee, recorded on November 15, 2013 in the Official Records of Kern County, California as Recorder's Serial Number 0213169041, (b) that certain Grant Deed by and among Salvadore Giumarra, as Trustee of The Joseph Giumarra Trust No. 1, established on December 18, 1985, or the Successor Trustee, as to an undivided one-half interest, George Giumarra, Jr., Trustee of The George Giumarra, Jr. Trust dated December 19, 2000 as to an undivided one-sixth (1/6) interest, George Giumarra Jr., as Successor Trustee of The Jean Byrum Family Trust dated December 28, 1989 as to an undivided one-sixth (1/6) interest; and George Giumarra, Jr., as Successor Trustee of The Gloria Giumarra Trust dated October 31, 1990, as to an undivided one-sixth (1/6) interest, as grantor and Lessee, as grantee, recorded on November 15, 2013 in the Official Records of Kern County, California as Recorder's Serial Number 0213167039, (c) that certain Grant of Easement (Retained Improvements-Residential Structures), by and among, Salvadore Giumarra, as Trustee of The Joseph Giumarra Trust No. 1, established on December 18, 1985, George Giumarra, Jr., Trustee of The George Giumarra, Jr. Trust dated December 19, 2000, George Giumarra Jr., as Successor Trustee of The Jean Byrum Family Trust dated December 28, 1989, and George Giumarra, Jr., as Trustee of The Gloria Giumarra Trust dated October 31, 1990, as grantee and Lessee, as grantor recorded on November 15, 2013 in the Official Records of Kern County, California as Recorder's Serial Number 0213167042, (d) that certain Grant of Easement (Retained Improvements – Water Well) by and among Alfred Giumarra and Rosemary Giumarra, Trustees of the Giumarra Revocable Living Trust, dated February 14, 1992 and Salvadore Giumarra, Trustee of the Salvadore and Florence Giumarra Revocable Trust, dated December 26, 2000, as grantee and Lessee, as grantor, recorded on November 15, 2013 in the Official Records of Kern County, California as Recorder's Serial Number 0213167043, and (e) that certain Grant Deed by and among Alfred Giumarra and Rosemary Giumarra, Trustees of The Giumarra Revocable Living Trust dated February 14, 1992, as to an undivided 50% interest and Salvadore Giumarra,

Trustee of The Salvadore and Florence Giumarra Revocable Trust dated December 26, 1990, as to an undivided 50% interest, as grantor and Lessee, as grantee, recorded on November 15, 2013 in the Official Records of Kern County, California as Recorder's Serial Number 0213167040.

"**Giumarra LLA/Subdivision**" shall have the meaning ascribed to such term in Section 7.8.

"**Giumarra Property**" means the portion of the Facility Site located at the corner of Hermosa Road and Commanche Drive, as more particularly described on Exhibit C attached hereto.

"**Governmental Approval**" means all permits, licenses, approvals and authorizations issued by any Governmental Entity as required by Applicable Law.

"**Governmental Entity**" means and includes any national government, any political subdivision of a national government or of any state, county or local jurisdiction therein or any board, commission, department, division, organ, instrumentality, court or agency of any thereof.

"**Hazardous Substance**" means any substance, material or waste that is regulated, classified, designated, or otherwise characterized under or pursuant to any Environmental Law as "**hazardous**", "**toxic**", "**pollutant**", "**contaminant**", "**radioactive**", including, without limitation, petroleum and its by-products, asbestos, polychlorinated biphenyls, radon and urea formaldehyde insulation.

"**Institutional Lender**" means (i) (a) CIT Bank and/or CIT Finance LLC; and/or (b) a savings and loan association; (c) a savings bank; (d) a commercial bank or trust company (whether acting individually or in a fiduciary capacity); (e) an insurance company; (f) a religious, educational or eleemosynary institution, an educational, federal, state or municipal or similar public employees' welfare, benefit, pension or retirement fund, a governmental agency or entity insured by a governmental agency, a credit union, trust or endowment fund, or any other corporation or organization subject to supervision and regulation by the insurance or banking departments of any State of the United States or the United States Treasury, or any successor department or departments hereafter exercising the same functions as said departments; (g) an investment banking firm or other financial institution (other than any private equity fund or opportunistic investment fund) regularly engaged in the business of providing debt, mortgage financing or mezzanine financing and/or preferred equity, a real estate investment trust, an institution that qualifies as a REMIC under the Internal Revenue Code of 1986, as amended, a trustee or issuer of collateralized mortgage obligations, a loan conduit or similar investment entity (whether any of the foregoing shall be acting individually or in any fiduciary capacity); (h) any entity substantially similar to any of the foregoing and which is generally commercially treated as an institutional investor or institutional trustee, servicer or fiduciary, any combination of the foregoing entities or any other entity or entities all of the equity owners of which are Institutional Lenders under another clause of this definition or any other lender approved by Lessee in its reasonable discretion; provided any of the foregoing Persons in clauses (a) through (h) inclusive shall be subject to service of process within the United States of America and (other than in the case of a governmental agency, entity insured by a governmental agency, public benefit corporation or a pass-through conduit for securities issued by a governmental or quasi-governmental agency or public benefit corporation, or any subsidiary of the foregoing) shall have, at the time of the initial determination of its status as an Institutional Lender, either

individual or combined assets of $100,000,000 and net worth, capital, statutory surplus, shareholder's equity, committed capital net of all liabilities, or assets under management net of all liabilities (any of the foregoing, "**Net Worth**") of at least $50,000,000, as adjusted every five (5) years to reflect any increase in the Consumer Price Index to all Urban Consumers, published by the Bureau of Labor and Statistics of the United States Department of Labor, New York, N.Y., Northeaster N.J. Area, or any successor index thereof, and (ii) any Person Controlling, Controlled by or under common Control with any person described in clause (i). As used in this definition, "**Control**" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and the terms "Controlled", "Controlling" and "Common Control" shall have correlative meanings.

"**Insurance Trustee**" means Construction Lender or Operational Lender, as applicable, as trustee, or, if there is no Construction Lender or Operational Lender at such time, a California bank or trust company selected by Lessee and satisfactory to Lessor.

"**Interconnection Agreement**" means that certain Interconnection Agreement by and between Lessee and Pacific Gas & Electric Company dated October 26, 2012, as amended on October 18, 2013 for the interconnection of the Facility to the Lamont Substation.

"**Lamont Substation**" means that certain power substation located in Kern County, California located adjacent to the Facility Site and more commonly known as the "Lamont Substation".

"**Lease Commencement Date**" means the date set forth on the first page of this Lease.

"**Lease Event of Default**" shall have the meaning ascribed to such term in Section 17.

"**Leasehold Lender**" means the Construction Lender and/or the Operational Lender, as applicable.

"**Leasehold Loan**" shall have the meaning ascribed to such term in Section 8.1.

"**Leasehold Loan Documents**" means the loan documents by and between Lessee and the respective Leasehold Lender, which documents evidence and/or secure the respective Leasehold Loan.

"**Lessor Estate**" means all rights, title and interest of the Lessor in, to and under all real or personal property relating to the Facility Site, any agreements entered into by the Lessor with respect to the Facility Site, all rights in insurance and condemnation proceeds and all rights of the Lessor in any of the property subject to this Lease.

"**Lessor's Lien**" means any Lien on the Lessor Estate or any part thereof arising as a result of Claims attributable to periods after the Lease Commencement Date and arising from a breach of any covenant or agreement of the Lessor specified herein.

"**Lien**" means any mortgage, security deed, security title, pledge, lien, charge, encumbrance, lease, security interest, or title retention arrangement.

"**Loss Property**" shall have the meaning ascribed to such term in Section 10.3(a).

"**Material Adverse Effect**" means any event or occurrence of whatever nature which results or would result in a material adverse effect or change on (a) the business, assets, results of operations, or financial condition of the Lessee, (b) the ability of the Lessee to perform its obligations under this Lease, (c) the validity or enforceability of this Lease, (d) the validity or priority of the security interests in, and Liens on, the collateral granted thereunder and the continued effectiveness and enforceability of this Lease or (e) the Facility Site.

"**Mechanics' Lien**" means, collectively, any of the Liens of the nature described in clause (c) of the definition of Permitted Liens.

"**Operational Lender**" means the lender making a loan to Lessee following the Commercial Operations Date, which loan refinances the Construction Loan and is for purposes of maintaining and operating the Facility.

"**Operational Loan**" shall have the meaning ascribed to such term in Section 8.1.

"**Partial Taking**" shall mean any Taking affecting fee or leasehold title to the Facility Site, or a portion thereof, that is not either a Total Taking or a Substantial Taking.

"**Permitted Encumbrances**" means any encumbrances or exceptions (other than Exception 30 or any other exception for Mechanics' Liens) shown on Schedule B to the ALTA Extended Coverage Owner's Policy obtained as of the date Lessor acquires the Facility Site as well as any encumbrances or exceptions shown on any endorsement, provided that no such exceptions shall include (a) any rights arising after the date hereof, (b) any rights of surface entry (or to penetrate the surface), except to the extent specifically insured with affirmative coverage in such title policy), of any portion of the Facility Site, the exercise and use of which may impact the operation of the Facility or the Facility Site Interest, as well as any matters hereafter encumbering the Facility Site with the Lessee's and Fee Lender's consent.

"**Permitted Liens**" means (a) all Lessor's Liens; (b) Liens for (i) taxes not yet due and payable or (ii) taxes being contested in good faith by appropriate proceedings, if adequate reserves for such taxes have been established and are being maintained in accordance with GAAP, (c) suppliers', vendors', workmen's, repairmen's, employee's, mechanics', materialmen's or other like Liens arising in the ordinary course of business and (i) for amounts the payment of which is not yet delinquent and which have not been in effect for more than thirty (30) days or (ii) for amounts the payment of which is being contested in good faith by appropriate proceedings, in each case, so long as such Liens are not filed or imposed by any Affiliate of Lessee, and (A) such proceedings do not involve a material risk of the sale, forfeiture or loss of the Facility Site and could not result in any criminal liability being incurred by the Lessor and (B) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of any part of the Facility Site, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Facility Site, and (C) a bond or other security acceptable to the Lessor in its sole discretion has been posted or provided in such manner and amount as to assure the Lessor that any amounts determined to be due will be promptly paid in full when such contest is determined; (d) pre-judgment Liens for claims against the Lessee which

are contested in good faith and liens arising out of judgments or awards against the Lessee with respect to which an appeal or proceeding for review is being prosecuted in good faith and to which a stay of execution has been obtained pending such appeal or review if such proceedings do not involve a material risk of the sale, forfeiture or loss of the Facility Site and could not result in any criminal liability being incurred by the Lessor and a bond or other security acceptable to the Lessor in its sole discretion has been posted or provided in such manner and amount as to assure the Lessor that any amounts determined to be due will be promptly paid in full when such contest is being determined; (e) Permitted Encumbrances; (f) zoning restrictions, licenses and other restrictions on the use of property which do not impair the property affected thereby for the purpose for which title was acquired or materially interfere with the operation or maintenance of the Facility Site; (g) mineral rights the use and enjoyment of which do not or could not reasonably be expected to materially interfere with the use and enjoyment of the Facility Site; and (h) Liens (not otherwise described in another clause of this definition of Permitted Liens), deposits or pledges to secure mandatory statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of the Lessee's business.

"**Person**" means any individual, company, corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company, limited duration company, limited life company, trust, unincorporated organization or other entity or organization, including government or any agency or political subdivision or instrumentality thereof.

"**Phase I Report**" means that certain Phase I Environmental Site Assessment of the Facility Site dated June 11, 2013, as updated on February 25, 2014, prepared by URS Corporation.

"**Phase II Investigation**" shall have the meaning ascribed to such term in Section 5.1(d).

"**Pre-COD Rent**" shall have the meaning ascribed to such term in Section 3.2(a)(i).

"**Put Agreement**" means that certain Put Agreement by and between Lessor and Lessee dated as of the date hereof.

"**Qualified Transferee**" means any transferee of Lessor, Fee Lender or their respective successors and assigns that is a Person (a) engaged in the solar energy or wind energy business, (b) that owns a direct or indirect interest in real property or real property interest used in connection with the production of solar energy, wind energy or similar purposes, (c) that is not engaged in the development of energy projects, as opposed to mere ownership of real property improved by energy projects, such development activities to include execution of power purchase agreements with electricity consumers, or the construction, management or operation of energy facilities or (d) that is an Affiliate of any Person described in clauses (a) – (c) above.

"**Real Property Documents**" means the easements, licenses, environmental clearances, conditional use permits, other permits, leases and related documents which permit Lessee to use, maintain and access the Facility Site, including, without limitation, the Essential Property Documents.

"**Rebuilding Deadline**" shall have the meaning ascribed to such term in Section 10.3(a)(i).

"**RECs**" shall have the meaning ascribed to such term in Section 5.1(d).

"**Reddy Lease**" means that certain Solar Energy Lease dated December 29, 2009, between The Reddy Family Trust and Ashoka Malladi Reddy, an individual, and FRV Cygnus Solar, L.P., a Delaware limited partnership, as evidenced by that certain Memorandum of Lease recorded in the Official Records of Kern County, California as Document No. 020116750, as amended by (a) that certain First Amendment to Solar Energy Lease Agreement dated February 16, 2010; (b) that certain Second Amendment to Solar Energy Lease Agreement dated March 19, 2010; (c) that certain Third Amendment to Solar Energy Lease Agreement dated July 29, 2010; (d) that certain Assignment of Solar Energy Lease Agreement, Fourth Amendment to Solar Energy Lease Agreement and First Amendment to Memorandum of Lease dated September 18, 2012; and (e) that certain Fifth Amendment to Solar Energy Lease Agreement dated May 18, 2013, and as may be hereafter amended, modified, assigned or supplemented.

"**Reddy Property**" means that certain real property more particularly described on Exhibit D attached hereto, which is leased to Lessee.

"**Reddy ROFR**" shall have the meaning ascribed to such term in Section 19.

"**Release**" or "**Releasing**" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, or abandoning. The term Release does not include passive migration.

"**Renewal Lease Term**" shall have the meaning ascribed to such term in Section 15.1.

"**Renewal Rent**" shall have the meaning ascribed to such term in Section 15.3.

"**Rent**" means Basic Rent, Renewal Rent, and Supplemental Rent.

"**Rent Payment Date**" means the Lease Commencement Date and the first day of each calendar quarter thereafter pursuant to the Rent Schedule set forth on Schedule 1 attached hereto.

"**Restoration Plan**" shall have the meaning ascribed to such term in Section 10.3(a)(i).

"**Return Engineering Report**" shall have the meaning ascribed to such term in Section 5.1(c).

"**Subsequent Owner**" shall have the meaning ascribed to such term in Section 8.3.

"**Substantial Taking**" means a Taking (other than for a temporary use) of so much of the Facility or the Facility Site, or both, such that, in Lessee's judgment in its reasonable discretion (with the consent of the Leasehold Lender), the remaining portion of the Facility is not economically and feasibly usable by Lessee. Lessee shall notify Lessor in writing (with evidence of Leasehold Lender's consent) if Lessee believes a Taking is a Substantial Taking.

"**Supplemental Rent**" means any and all amounts, liabilities and obligations (other than Basic Rent and Renewal Rent) that the Lessee assumes or agrees to pay under the Real Property Documents or this Lease to the Lessor or any other Person.

"**Taking**" means an event of vesting of title to the fee or any leasehold or other interest therein or right accruing thereto of the Facility Site or any part thereof in a competent authority pursuant to, or as a result, in lieu or in anticipation, of the exercise of the right of condemnation.

"**Tax**" or "**Taxes**" means all fees, taxes (including income, franchise, doing business, turnover, minimum, alternative minimum, receipts, capital, excise, sales, use, stamp, value-added, ad valorem, property (personal and real, tangible and intangible), transfer, license, production, employment, social security, occupation, payroll, registration, governmental pension or insurance, withholding, royalty, severance and documentary taxes), levies, assessments, withholdings, imposts, duties and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any Governmental Entity.

"**Termination Date**" means any date this Lease terminates pursuant to the terms herein.

"**Total Taking**" means a Taking of the fee or leasehold title to the entire Facility Site and Facility.

"**Transaction Parties**" or "**Transaction Party**" means, individually or collectively as the context may require, Lessee and the Lessor.

"**Transfer**" shall have the meaning ascribed to such term in Section 8.1.

SECTION 2. LEASE OF THE FACILITY

Section 2.1 *Lease.* Upon and subject to the terms and conditions set forth herein, commencing on the Lease Commencement Date the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Facility Site Interest for the Basic Lease Term and, subject to the Lessee's exercise of the Extension Options in accordance with Section 15, one or more Renewal Lease Terms, upon and subject to the terms and conditions herein. The Facility Site Interest shall be subject to the terms and conditions of this Lease commencing on the Lease Commencement Date.

Section 2.2 *Lease Subject to Permitted Liens.* The Lessee and the Lessor understand and agree that this Lease and the leasehold estate created hereby are subject to the Permitted Liens which may be in existence from time to time and the leasehold estate is also subject to the lien of the loan documents securing the Leasehold Loans.

Section 2.3 *Personal Property; Real Property.* It is the express intention of the Lessor and the Lessee that title to the Facility and every portion thereof is severed, and shall be and remain severed, from title to the real estate constituting the Facility Site, and shall not be affected in any way by any instrument dealing with the Facility Site or any part thereof. It is the express intention of the Lessor and the Lessee that the Facility Site Interest shall constitute real property to the maximum extent permitted by law. Title to the Facility has been and is reserved to Lessee and remains the sole property of Lessee subject to the provisions of Section 5.2(a). For avoidance of doubt, the real property constitutes the Facility Site and the solar project and all affiliated rights constitute the Facility. Lessee may add or remove all or any portions of the Facility at any time during the Facility Lease Term irrespective of the manner or method of

attachment of the same to the Facility Site in order to replace or remove worn or obsolete equipment, fixtures and other personal property, provided, however, at all times after the Commercial Operations Date, Lessee shall continue to operate the Facility as required herein. Lessor shall have no ownership or other interest in the Facility or any environmental attributes produced therefrom, including, without limitation, any and all credits (including tax credit, carbon credits and renewable energy credits), rebates, incentives, benefits, emissions reductions, entitlements, offsets and allowances of any kind, however entitled, attributable to the Facility or the electric energy, capacity or other generator-based products produced therefrom, whether in effect as of the date of this Lease or as may come into effect in the future. The manner of operation of the Facility, including, but not limited to, decisions on when to conduct maintenance, is within the sole direction of Lessee; *provided, however*, in all events Lessee shall cause the Facility to be operated in a manner which complies with all Applicable Laws and this Lease.

Section 2.4 After Acquired Real Property Interests. In the event that the Lessee acquires any real property interests after the Lease Commencement Date which are necessary for use of the Facility, such real property interests shall be transferred and conveyed to the Lessor and become part of the Facility Site Interest without requirement of further consideration from the Lessor; and the Lessee shall, at the Lessee's expense, cause to be prepared and recorded such documents or instruments as shall be necessary to convey to the Lessor all of the Lessee's right, title and interest therein. In furtherance thereof, Lessee and Lessor shall execute all such amendments to this Lease as necessary to include such additional real property interests and Lessee shall provide Lessor with copies of all due diligence related to such additional real property interest, and, if applicable, provide an endorsement to Lessor's title policy and Lessor's lender's title policy for the Facility Site. Lessor and Lessee shall also execute any amendments or modifications to the documents evidencing or securing the Leasehold Loan or Fee Loan.

SECTION 3. LEASE TERM AND RENT

Section 3.1 Basic Lease Term. The basic lease term of this Lease for the Facility Site Interest (the "**Basic Lease Term**") shall commence on the Lease Commencement Date and shall terminate at 11:59 p.m. (Los Angeles time) on the Expiration Date, subject to earlier termination in whole or in part pursuant to the terms and conditions herein, including Section 10, Section 14, or Section 18 hereof. The Lessee shall have the right to renew this Lease in accordance with Section 15.

Section 3.2 Rent.

(a) Payment of Basic Rent and Renewal Rent. The Lessee hereby agrees to pay to the Lessor rent, payable with respect to the Basic Lease Term (the "**Basic Rent**") for the lease of the Facility Site as follows:

(i) Prior to the Commercial Operations Date, Basic Rent shall be payable in advance on each Rent Payment Date in the amount of (x) $183,738.50 (the "**Pre COD Rent**"). The initial payment of Pre COD Rent shall be made on the Lease Commencement Date for the current calendar quarter (prorated to the extent of any partial calendar quarter) and thereafter, Pre-COD

Rent shall be paid on each Rent Payment Date occurring prior to the Commercial Operations Date. From and after the Commercial Operations Date, Basic Rent shall be payable in advance on each Rent Payment Date in the amounts set forth on Schedule 1. Upon the expiration of the calendar quarter in which the Commercial Operations Date occurs, Lessor and Lessee shall calculate the total Rent for such quarter based on the sum of (A) (x) the per-diem Basic Rent for such quarter multiplied by (y) the number of days prior to the Commercial Operations Date in such quarter plus (B) (1) the per-diem Basic Rent set forth on Schedule 1 multiplied by (2) the number of days in such quarter after the occurrence of the Commercial Operations Date. To the extent that the actual amount paid during such calendar quarter exceeds the amount which was actually due during such period of time, such excess shall be applied as a credit, on a dollar for dollar basis, to the rent due on the next Rent Payment Date after the Commercial Operations Date. To the extent that the actual amount paid during such calendar quarter is less than the amount which was actually due during such period of time, Lessee shall pay such shortfall to Lessor on the next Rent Payment Date.

(ii) From and after the Commercial Operations Date, Basic Rent shall be payable in advance on each Rent Payment Date in the amount set forth opposite such Rent Payment Date on Schedule 1 hereto.

(iii) The Lessee hereby agrees to pay to the Lessor, rent for any Renewal Lease Term, if any, in the amount determined in accordance with Section 15.3.

(iv) All Basic Rent and Renewal Rent to be paid pursuant to this Section 3.2 shall be payable in the manner set forth in Section 3.4. All sums payable by the Lessee under this Section 3.2 shall constitute rents under Applicable Law.

(b) Deduction/Inclusion of Rent and Interest under Section 467 of the Code. It is the intention of the Lessor and the Lessee that any allocation of Basic Rent to each calendar quarter during the term of this Lease constitutes a specific allocation of fixed rent within the meaning of Treasury Regulation section 1.467-1(c)(2)(ii) with the effect that the Lessor and the Lessee, on any federal income tax returns filed by them (or, on any income tax returns on which their income is included) shall accrue the amounts of rental income and rental expense, respectively, set forth for each calendar quarter in an amount equal to the Basic Rent for such calendar quarter.

Section 3.3 *Intentionally Omitted.*

Section 3.4 *Manner of Payment.* All Rent (whether Basic Rent, Renewal Rent or Supplemental Rent) shall be paid by the Lessee in lawful currency of the United States of America by wire transfer of immediately available funds to the recipient not later than 11:00 a.m. (Los Angeles, California time) on the date due; *provided* that if such due date is not a Business Day, then on the Business Day immediately preceding such due date. All Rent and other

amounts payable to the Lessor shall be paid to such place as the Lessor shall notify the Lessee in writing.

Section 3.5 Rents under Real Property Documents. The Lessee hereby agrees to pay, as Supplemental Rent under this Lease, all payments, charges or other amounts due under or required by the Real Property Documents for the use and occupancy of the Facility Site Interest, including but not limited to any and all real estate taxes and assessments, any and all insurance and indemnity obligations, any and all payments for crop damage, any and all decommissioning security payments, and the cost of any and all maintenance, repairs, alterations, additions, or other sums which are otherwise payable under the Real Property Documents and are required to be paid by the "**Grantee**", "**Tenant**" or "**Lessee**" thereunder. The Lessee shall make all payments of the Facility Site Lease Rent directly to the counterparties to the Real Property Documents (the "**Grantors**") as and when required under the Real Property Documents unless the Real Property Documents require payment directly to a third party in which case such payments shall be made to such third party as and when required. Promptly following written request by the Lessor, the Lessee shall deliver to the Lessor evidence of the Lessee's payment of the Supplemental Rent. Within five (5) Business Days of Lessor's receipt of any real property tax statements with respect to the Facility Site, Lessor shall provide such statements to Lessee and Lessee shall pay such real property taxes prior to delinquency. In addition, Lessee shall provide a certification to Lessor on each anniversary of the Lease Commencement Date, that all real estate taxes, insurance premiums and Supplemental Rent then due and payable with respect to the Facility Site and Facility then due have been paid.

Section 3.6 Duties and Obligations under Real Property Documents. The Lessee assumes and agrees to perform and observe all provisions, terms, covenants, and conditions of the Lessor (including without limitation, any obligations of the "**Grantee**", "**Grantor**", "**Tenant**" or "**Lessee**") under the Real Property Documents, except as may be expressly provided to the contrary in this Lease. Other than in connection with any Fee Loan, to the extent that Lessor has the right to do so, Lessor shall not amend, modify, assign, supplement, terminate or hypothecate any of the Real Property Documents without Lessee's prior written consent. Without Lessor's prior written consent, which shall not be unreasonably withheld, delayed or conditioned, Lessee shall not amend, modify, assign, supplement, terminate or hypothecate any of the Real Property Documents which encumber the Facility Site or which would have a material adverse effect on the Facility Site if amended, modified, assigned, supplemented, terminated or hypothecated. Notwithstanding the foregoing, Lessor's prior written consent shall not be required in connection with assignments or hypothecations of any Real Property Documents or any amendments, modifications, supplements, or terminations of any Real Property Documents which are not Essential Property Documents which amendments, modifications, supplements or terminations are: (a) required by the Leasehold Lender, (b) pursuant to the terms of such Real Property Documents, (c) in connection with the ordinary course of business related to the construction or operation of the Facility, or (d) necessary in order for the Facility to be constructed, maintained or operated in compliance with the requirements of the local authorities and Governmental Entities. To the extent that Lessor's consent is required as provided herein, Lessor shall respond to any request for approval of any amendment, modification, assignment, supplement, termination or hypothecation within forty five (45) days after receipt of Lessee's written request for consent or such consent shall be deemed given.

Section 3.7 Rights and Options under Real Property Documents. Notwithstanding the foregoing, the Lessor hereby assigns to the Lessee the benefit of and right to enforce directly against the "**Grantors**", "**Landlords**", "**Grantees**", or "**Lessors**" under the representations, warranties and covenants made by any of them in the Real Property Documents and the right to exercise the benefits created by the Real Property Documents in such capacity.

Section 3.8 Mechanics' Liens. Lessee shall not be required to file a Notice of Non-Responsibility or its equivalent prior to the commencement of the construction of the Facility. Any mechanics' or materialmen's liens filed against the Facility Site shall be removed at Lessee's sole cost and expense within thirty (30) days after the filing thereof or contested in accordance with the provisions of clause (c) of the definition of Permitted Liens.

Section 3.9 Exclusivity. Subject to the terms and conditions of the Real Property Documents, the Lessee shall have the exclusive right to develop and use the Facility Site to construct, operate and maintain the Facility for solar energy generation purposes during the Facility Lease Term. Lessor may not use the Facility Site for any purpose other than leasing the Facility Site to Lessee nor shall Lessor permit any tenant, licensee or other occupant, other than Lessee and any Person exercising any rights under any Permitted Encumbrances to use the Facility Site.

Section 3.10 Termination of Real Property Documents. To the extent that the term of any Real Property Document terminates by its terms prior to the termination date of this Lease but the Lessor or the Lessee, as the grantee thereunder, is afforded an option to extend the term of such Real Property Document, the Lessor or the Lessee, as applicable, shall exercise such option to extend and extend the term of such Real Property Document, but Lessor shall not be obligated to extend any Real Property Document beyond the then Expiration Date. To the extent that any Real Property Document terminates by its terms prior to the termination of this Lease and there are no options to extend the term thereunder (and the term of such Real Property Document is not extended), upon such termination, the applicable Real Property Document shall no longer be deemed part of the Facility Site Interest and such termination shall not be a Lease Event of Default.

SECTION 4. DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT

Section 4.1 Disclaimer of Warranties. Without waiving any claim that Lessee may have against grantors under the Real Property Documents, THE LESSEE ACKNOWLEDGES AND AGREES SOLELY FOR THE BENEFIT OF THE LESSOR AND ITS SUCCESSORS AND ASSIGNS THAT (a) THE FACILITY SITE IS ACCEPTABLE IN ALL RESPECTS, (b) THE LESSEE IS SATISFIED THAT THE FACILITY SITE INTEREST IS SUITABLE FOR ITS RESPECTIVE PURPOSES, (c) THE FACILITY SITE INTEREST IS LEASED HEREUNDER TO THE EXTENT PROVIDED HEREBY FOR THE BASIC LEASE TERM AND THE RENEWAL LEASE TERMS, IF ANY, SPECIFIED HEREIN SUBJECT TO ALL APPLICABLE LAWS NOW IN EFFECT OR HEREAFTER ADOPTED, INCLUDING (i) ZONING REGULATIONS OR (ii) ENVIRONMENTAL LAWS, AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME SUBJECT TO THIS LEASE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE LESSOR AND (d) THE LESSOR LEASES FOR THE BASIC LEASE TERM AND THE

RENEWAL LEASE TERMS, IF ANY, SPECIFIED HEREIN AND THE LESSEE TAKES THE FACILITY SITE INTEREST UNDER THIS LEASE "**AS-IS**", "**WHERE-IS**" AND "**WITH ALL FAULTS**", AND THE LESSEE ACKNOWLEDGES THAT THE LESSOR DOES NOT MAKE NOR SHALL BE DEEMED TO HAVE MADE, AND EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, OPERATION THEREOF OR AS TO THE TITLE OF THE FACILITY SITE INTEREST OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, except that the Lessor represents and warrants that on the Lease Commencement Date, the Facility Site will be free of Lessor's Liens created by or through the Lessor. The Lessor shall not have any responsibility or liability to the Lessee or any other Person with respect to any of the following: (x) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Facility Site or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith; (y) the use or operation of the Facility Site or any risks relating thereto; or (z) the delivery, operation, servicing, maintenance, repair, or improvement of the Facility Site. The provisions of this Section 4.1 have been negotiated, and, except to the extent otherwise expressly stated herein, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties of the Lessor, express or implied, with respect to the Facility Site that may arise pursuant to any Applicable Law now or hereafter in effect, or otherwise.

Section 4.2 *Allocation of Risk*. It is agreed that all risks as between Lessor on the one hand and Lessee on the other hand are to be borne by the Lessee with respect to acts, occurrences or omissions relating to the Facility Site Interest during or prior to the Facility Lease Term.

Section 4.3 *Quiet Enjoyment*. The Lessor agrees that, notwithstanding any provision of this Lease, so long as no Lease Event of Default shall have occurred and be continuing, none of the Lessor or any of their Affiliates or anyone acting by or through any of them shall interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Lessee of the interest in the Facility Site Interest conveyed by this Lease subject to the terms of this Lease.

SECTION 5. SURRENDER OF FACILITY SITE

Section 5.1 *Surrender*. Upon any termination of this Lease for any reason, the Lessee, at its own expense, shall surrender the Facility Site and the Facility Site Interest to the Lessor or any transferee or assignee of the Lessor by surrendering the Facility Site and the Facility Site Interest into the possession of the Lessor or such transferee or assignee, subject to satisfaction with the surrender conditions set forth in Section 5.2. In connection with such surrender:

(a) Transfer of Permits. The Lessee shall assign, or cause to be assigned, all of the Applicable Permits, to the extent permitted by Applicable Law and subject to any restrictions or limitation in any of the Applicable Permits, and if the Applicable Permits cannot be so assigned, the Lessee shall cooperate with all reasonable requests of the Lessor for purposes of obtaining, or enabling the Lessor to obtain, any and all Governmental Approvals that are or will be required to be obtained by the Lessor in

connection with the continued use, operation or maintenance of the Facility Site on or after such surrender in compliance with Applicable Law.

(b) Access. During the one (1) year period prior to the expiration of the Facility Lease Term or if earlier, prior to the date the Facility Site is surrendered due to an early termination of this Lease, the Lessee shall make the Facility Site available (upon reasonable notice and without interference with the Lessee's normal operations and in compliance with the Lessee's safety and insurance requirements other than as set forth in clause (c) below) for on-site operational inspections by potential purchasers and/or potential lenders (and any of their respective technical and environmental consultants).

(c) Inspector. Upon the earlier of (i) the date which is six (6) months prior to the Expiration Date or (ii) the date that Lessor or Lessee exercises a right contained herein to terminate this Lease, the Lessee shall at its sole expense, provide to the Lessor an engineering report (a "**Return Engineering Report**") prepared and certified by a qualified independent engineer selected by the Lessor and acceptable to the Lessee in its reasonable discretion (the "**Inspector**"), subject to reasonable confidentiality undertakings, demonstrating the ability of the Lessee to cause the Facility Site to be in compliance with the requirements of Section 5.2 (other than Section 5.2(b)) as of the anticipated date of the termination of the Facility Lease Term, together with such inspection reports, test results, and other data reasonably adequate to substantiate the conclusions reached in such report, and such testing and overhaul procedures (and anticipated costs of such actions) as would be required to cause the Facility Site to be in compliance with Section 5.2 (other than Section 5.2(b)). If either party disputes the findings of the Inspector, the parties will retain one or more inspectors to review and to verify the findings of the Inspector. Other than in connection with the termination of the Facility Lease Term pursuant to Section 14, the Lessee shall, at its sole cost and expense, complete such maintenance of the Facility Site as is recommended in the Return Engineering Report. The Lessee shall permit the Inspector to perform one or more follow-up inspections of the Facility Site following the Lessee's repair thereof. Not more than thirty (30) days prior to the end of the Facility Lease Term, the Lessee shall provide the Lessor with evidence confirming that (i) the Facility Site is then in compliance with the requirements of Section 5.2 and (ii) such testing and repairs as were necessary to cause the Facility Site to be in compliance with the requirements in Section 5.2 as identified in the initial Return Engineering Report have been fully completed, at the expense of the Lessee, prior to the surrender of the Facility Site, in form and substance, reasonably satisfactory to Lessor.

(d) Phase I Report. At its own expense, the Lessee shall provide the Lessor with an update to the Phase I Report or, if unavailable, a new Phase I Environmental Site Assessment of the Facility Site (as applicable, the "**End of Term Environmental Site Assessment**") in either case, addressed to the Lessor (i) completed not earlier than ninety (90) days prior to the later of the expiration of the Facility Lease Term (or promptly after the earlier termination of this Lease) or the expiration date of the last Renewal Lease Term exercised by the Lessee, or (ii) in connection with any surrender pursuant to Section 18, as reasonably practicable after the Lessee has Actual Knowledge of the demand for such surrender. The End of Term Environmental Site

Assessment shall identify any recognized environmental conditions as defined by ASTM Standard Practice E1527-05 (or such other standard(s) as are then in effect and applicable to the Facility Site) ("**RECs**") at the Facility Site following ASTM Standard Practice E-1527-05 (or such other standard(s) as are then in effect and applicable to the Facility Site) for Phase I Environmental Site Assessments. If the End of Term Environmental Site Assessment (i) identifies a Release of Hazardous Substances potentially caused or exacerbated by the Lessee's operation of the Facility Site or otherwise caused or exacerbated during the Basic Lease Term or any Renewal Lease Term, (ii) determines that such a Release constitutes a REC for the Facility Site, (iii) concludes that soil or ground water sampling at the Facility Site is necessary to evaluate the identified REC related to the use of the Facility Site, or (iv) recommends that a Phase II environmental investigation be performed, then the Lessee shall provide the Lessor with a Phase II environmental investigation (a "**Phase II Investigation**") (*provided* the Lessor provides access to the Facility Site if the Facility Lease Term has then terminated). The Phase II Investigation shall be performed by a reputable environmental consulting firm (selected by the Lessee and reasonably acceptable to the Lessor and shall be in form and substance, and with such scope of work, reasonably satisfactory to the Lessor, unless required pursuant to Section 18.1(f), in which event the firm shall be selected by Lessor). The provisions of any environmental reports prepared or provided shall not relieve the Lessee of any liability imposed on the Lessee by Environmental Law with respect to Environmental Conditions in respect of the Facility Site.

(e) Remediation. If the Phase I Report (or the Phase II Investigation, if performed) delivered pursuant to Section 5.1(d) identifies an Environmental Condition at the Facility Site, the Lessee shall, at its own expense, within ninety (90) days of (i) the Lessor having received the Phase I Report or any Phase II Investigation, or (ii) the Lessee having received in connection with the preparation of the Phase I Report any written notice or otherwise having Actual Knowledge at the time of such surrender of such Environmental Condition, (A) provide any notifications of the Environmental Condition to any Governmental Entity or other Person as required by Environmental Laws, (B) provide the Lessor with a work plan in form and substance, and with such scope of work, reasonably satisfactory to the Lessor that details the actions required to correct or remediate such Environmental Condition identified in such Phase I Report (or the Phase II Investigation, if performed), (C) complete all actions under the work plan required pursuant to Environmental Law or by any Governmental Entity, including, without limitation, the California Environmental Protection Agency or the United States Environmental Protection Agency, to correct or remediate such Environmental Condition identified in such Phase I Report (or the Phase II Investigation, if performed), and (D) provide the Lessor with a copy of a "**no action letter**", "**no further action decision**", "**certificate of completion**", or similar written sign-off issued by the California Environmental Protection Agency or other appropriate Governmental Entity indicating that the matter has been remediated to the satisfaction of such Governmental Entity in accordance with applicable Environmental Laws, in each case, to the extent required by applicable Environmental Laws or any Governmental Entity and, subject to the approval any Governmental Entity, in reliance on any risk-based remediation standards applicable to the use of the Facility Site at the time of remediation. The Lessee shall keep the Lessor reasonably apprised of developments with respect to such remediation and other

actions under the work plan, and shall provide copies of material environmental reports, work plans and analytical data, and copies of material correspondence and reports submitted to or received from any Governmental Entity with respect to such matters. To the extent that any action required to be taken under this Section 5.1(e) cannot reasonably be completed prior to expiration or termination of this Lease and if continued use of the Facility could not reasonably be expected to result in any criminal or material civil liability being imposed on the Lessor, then the Lessee shall complete such action as promptly thereafter as is reasonably practical and shall (1) place in escrow with an escrow agent acceptable to the Lessor and the Lessee funds in an amount corresponding to 125% of the cost estimate of such plan (as certified by the environmental consulting firm that prepared such assessment and audit or another expert satisfactory to the Lessor), which escrow shall provide for the payment of the costs of such work plan as the same become due and payable or (2) make other financial support arrangements that are satisfactory to the Lessor, as determined in its sole discretion acting in good faith, for such purposes; *provided*, that any such action shall be completed no later than six (6) months after the expiration or termination of this Lease. Any such actions then taken after the termination of this Lease shall constitute a holding over pursuant to Section 5.4. The obligations of the Lessee set forth in this Section 5.1(e) shall survive the termination of this Lease and the expiration of the Facility Lease Term.

(f) Surrender of Facility. Upon such surrender of the Facility Site, all rights with respect to the Facility Site granted hereunder for the benefit of the Lessee shall cease and terminate. If, at the end of Facility Lease Term, Lessee and Lessor have not entered into a new lease and the term of the Interconnection Agreement can be extended, to the extent it is lawfully able to do so and does not give rise to a breach or default any Real Property Document, Lessee shall provide Lessor, or Lessor's successor tenant, with access to the Lamont Substation and other interconnection infrastructure, easements and related rights necessary to obtain such access. Such rights shall be based on the bandwidth capacity installed on the respective properties having access rights to the Lamont Substation.

Section 5.2 Condition upon Surrender. Upon a surrender of the Facility Site Interest pursuant to Section 5.1, the following conditions shall be complied with, all at the Lessee's sole cost and expense:

(a) the Facility Site Interest shall be in substantially the same condition as the same was prior to the commencement of construction of the Facility and all related equipment shall be removed, including pilings, and the Facility Site shall be otherwise maintained in the manner required by, and in compliance with, the terms of this Section 5 and the Real Property Documents; however, at Lessor's election, the Facility and all related equipment shall remain on the Facility Site provided that Lessor pays to Lessee the amount, if any, by which, (i) the residual value of the Facility and related equipment exceeds (ii) the cost to remove the Facility and related equipment from the Facility Site, which shall deduct the value of any decommissioning bond posted by Lessee, if such bond is to remain in place following the Lessor's acquisition of the Facility and related equipment; and

(b) the Facility Site shall be free and clear of all Liens (other than Permitted Encumbrances (excluding Mechanics' Liens) and Liens granted to the County of Kern, California under the Applicable Permits which are assigned to the Lessor).

Section 5.3 Quitclaim Deed. Upon the expiration or earlier termination of this Lease, promptly following written request by the Lessor, the Lessee shall execute and cause to be acknowledged and recorded in the Official Records of Kern County, California, a quitclaim deed of all of the Lessee's right, title and interest in the Facility Site Interest or such other documentation required to terminate this Lease in the Official Records of Kern County, California.

Section 5.4 Holding Over. If the Lessee remains in possession of the Facility Site Interest, or any part thereof, after the expiration of the Basic Lease Term or any Renewal Lease Terms exercised by Lessee, without the express written consent of the Lessor, such occupancy shall be deemed a tenancy from month-to-month and all terms and conditions hereof shall be applicable to such month-to-month tenancy except that the amounts set forth on Schedule 1 shall be increased by fifty percent (50%) unless the holdover is due solely to remediation or other inspections or testing performed after this Lease is terminated by reason of a Total Taking or a Substantial Taking. If the holdover lasts beyond the last date on Schedule 1, the amount payable for the last period shown on Schedule 1 (increased by fifty percent (50%) if applicable pursuant to the previous sentence) shall be the amount applicable to such period.

SECTION 6. LIENS

The Lessee agrees that, during the Facility Lease Term, it will not, directly or indirectly, create, incur, assume or suffer to exist (and will remove) any Lien on or with respect to all or any part of the Facility Site Interest or on the Lessee's interest in the Facility Site Interest, except in each case for Permitted Liens (and in the case of the leasehold interest created by this Lease, the loan documents securing the Leasehold Loans). The Lessee shall promptly notify the Lessor of the imposition of any such Lien of which the Lessee has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such Lien (except for Permitted Liens and in the case of the leasehold interest created by this Lease, the loan documents securing the Leasehold Loans). The Lessee shall defend the Lessor from and against all claims to the Lessor Estate or any portion thereof. Other than any Liens in connection with Fee Loan, Lessor shall discharge or release any Lessor Liens which will result in the forfeiture or foreclosure of the Facility Site and Lessor shall defend the Lessee from and against all Claims to the Facility or any portion thereof on account of a Lessor Lien.

SECTION 7. MAINTENANCE

Section 7.1 Maintenance of Facility Site. The Lessee shall, at its own cost and expense, operate and maintain the Facility Site, or cause the same to be operated and maintained in compliance with, in all material respects, (a) all Applicable Permits, (b) Applicable Laws, and (c) applicable insurance requirements; *provided,* that, with respect to clause (b) to the extent and for so long as a test, challenge, appeal or proceeding to review with respect to any non-compliance shall be prosecuted in good faith by the Lessee, at its sole cost and expense, and to which a stay of execution has been obtained pending such test, challenge, appeal or proceeding,

the failure by the Lessee to comply therewith shall not constitute a Lease Event of Default if such test, challenge, appeal or proceeding does not involve a material risk of the sale, forfeiture or loss of the Facility Site and shall not involve any (i) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility Site or the impairment of the use, operation or maintenance of the Facility Site in any material respect, (ii) risk of criminal liability or risk of civil liability being incurred by any Transaction Party, or (iii) risk of any Material Adverse Effect on any Transaction Party (including subjecting any such Person to regulation as a public utility under any Applicable Law) and, *provided, further* such non-compliance or such test, challenge, appeal or proceeding to review with respect to such non-compliance shall not extend beyond the scheduled expiration of the Basic Lease Term or Renewal Lease Term then in effect or already irrevocably elected by the Lessee. The Lessee shall, at its own cost and expense, provide adequate and reasonable security for the Facility Site.

Section 7.2 Station Power. Lessee shall procure, at its sole cost and expense, any "Station Power" during the Facility Lease Term (i.e., electric energy consumed in the startup and operation of the Facility and which is distinct from the alternating current output of the Facility).

Section 7.3 Weed Control and General Maintenance. Subject to the terms and conditions of the Real Property Documents, Lessee shall comply with all weed management plan requirements applicable to the Facility Site as imposed from time to time by the applicable Governmental Entities with jurisdiction over the Facility Site. Throughout the Facility Lease Term, Lessee shall, at Lessee's sole cost and expense, maintain the Facility and the Facility Site in good and clean condition, and shall collect and dispose of Lessee's trash, in each case in accordance with all Applicable Laws.

Section 7.4 Environmental Matters.

(a) The Lessee will, at its own expense and cost:

(i) maintain the Facility Site in all material respects in compliance with all requirements under Environmental Laws applicable to the Facility Site;

(ii) refrain from Releasing, and shall not permit any Release of, any Hazardous Substances in violation of any Environmental Laws or Governmental Approvals;

(iii) obtain and maintain all necessary Governmental Approvals required under any Environmental Law in connection with the use, operation and maintenance of the Facility Site;

(iv) promptly after receipt or delivery, provide Lessor with copies of all communications with Governmental Entities with respect to Environmental Conditions at the Facility Site; and

(v) conduct and complete, at no cost and expense to the Lessor, any investigation, study, sampling, monitoring and testing and undertake any cleanup, removal, remediation, correction, mitigation, response or other action

required or otherwise necessary to abate, correct, remove and clean up any Environmental Condition at the Facility Site, to the extent required by and in compliance with Environmental Laws or to the extent required to resolve any Claim with respect to an Environmental Condition at the Facility Site.

(b) Lessee shall indemnify, defend and hold harmless Lessor and its agents, and their respective members, officers, directors, and managers, for any Claims arising on account of any Hazardous Substances present at the Facility Site, whether such Hazardous Substances were released before or after the Lease Commencement Date, other than on account of Lessor's gross negligence or willful misconduct. Lessee hereby releases Lessor from any liability whatsoever relating to Hazardous Substances at the Facility Site, other than on account of Lessor's gross negligence or willful misconduct.

Section 7.5 Negative Covenant by Lessor. The Lessor agrees and covenants to not grant, convey, assign or provide any easement, license, permit, lease or other right for access across the Facility Site to any third party in connection with the construction or operation of solar energy, electrical generating or transmission facilities on the Facility Site or which would otherwise interfere with the rights of the Lessee under this Lease.

Section 7.6 Construction Reports. During the period when the Facility is under construction, Lessee shall provide Lessor with the following: (a) copies of all monthly construction reports Lessee sends to the administrative agent for the Construction Lender, (b) any notices received by Lessee from the administrative agent for the Construction Lender with respect to any events of default under the Construction Loan, and (c) any notices of rejection from the administrative agent for the Construction Lender with respect to Lessee's requested construction draws under the Construction Loan, unless such rejection has been cured within thirty (30) days of such notice.

Section 7.7 Power Production and Notices. From and after completion of the construction of the Facility, Lessee shall provide Lessor with monthly status reports on the fifteenth (15th) Business Day of each calendar month as to the operation of the Facility, including the power production at the Facility, for the prior month. Lessee shall also provide Lessor with copies of any notices received from or given to any Governmental Entities related to the Facility and any notices received or sent by Lessee in connection with the Power Purchase Agreement or any Real Property Documents.

Section 7.8 Giumarra Lot Line Adjustment Subdivision. The Transaction Parties hereby acknowledge and agree that Lessee does not own the residential structures and other improvements located in the designated easement area at the Giumarra Property and such residential structures and improvements are not part of the Facility Site nor the Facility. Lessee shall have the right to cause Lessor to create a separate legal parcel for the Giumarra Property (the "**Giumarra LLA/Subdivision**") and to convey such parcel to a member of the Giumarra family or an entity wholly owned by one or more members of such family. Lessee shall engage all third parties to complete the Giumarra LLA/Subdivision, including engineers and surveyors, and shall pay all costs and expenses incurred in connection therewith and all costs and expenses incurred in connection with any endorsements to the title policies for Lessor and Lessor's lender. Lessee and Lessor shall execute an amendment to this Lease and the Memorandum of Lease to

evidence the change in the description of the Facility Site following the completion of the Giumarra LLA/Subdivision. Lessor shall cooperate with Lessee's completion of the Giumarra LLA/Subdivision and execute all documents required to effectuate same, provided that the same are in form and substance satisfactory to Lessor in its reasonable discretion as well as coordinate with Fee Lender to execute any partial reconveyances or other consents needed in connection therewith and Lessee shall pay all of Lessor's fees and costs reasonably incurred in connection therewith. Lessee shall coordinate with Construction Lender to execute any partial reconveyances or other consents needed in connection therewith.

SECTION 8. FINANCING

Section 8.1 Lessee Financing.

(a) Lessee may encumber its interest in this Lease as required in connection with the Construction Loan in order to finance the construction of the Facility and other financing which provides for operational and maintenance costs for the Facility (the "**Operational Loan**", together with the Construction Loan, the "**Leasehold Loan**"), provided the Leasehold Loan shall not encumber the Facility Site or otherwise impair or adversely affect the rights of Lessor hereunder. Lessor agrees that the Leasehold Loan may be secured by Lessee's interest in this Lease and shall cooperate in connection with any requests from the lender providing the Leasehold Loan. Without limiting the foregoing, within twenty (20) days of Lessee's written request, Lessor shall execute and deliver to Lessee an estoppel certificate substantially in the form attached hereto as Exhibit E for the benefit of the maker of the Leasehold Loan, with such changes as may be reasonably necessary to make such estoppel certificate factually correct. Except as otherwise provided above, Lessee shall not assign, sublease or otherwise transfer or encumber (a "**Transfer**") this Lease or any of its rights, duties or obligations hereunder, without the prior written consent of Lessor, which shall not be unreasonably withheld or delayed.

(b) If any Leasehold Lender provides written notice to Lessor of its notice address, Lessor shall provide such Leasehold Lender with concurrent copies of any notices sent to Lessee. If Lessee defaults in the performance of any of its obligations under this Lease, Lessor will not terminate or suspend its performance under this Lease until it first gives written notice of such default to Leasehold Lender and affords such Leasehold Lender the opportunity to cure such default within the time frames for cure provided to Lessee herein (or if no cure period is expressly provided in this Lease, within ten (10) days after such Leasehold Lender's receipt of Lessor's notice). In addition, if any Leasehold Lender gives Lessor written notice prior to the expiration of any applicable cure period set forth herein of the Leasehold Lender's intention to cure any non-monetary default and is diligently proceeding to cure such default, notwithstanding the applicable cure period under this Lease (or if no cure period is expressly provided herein), the Leasehold Lender shall have a period of sixty (60) days from such Leasehold Lender's receipt of the notice of such default from Lessor to cure such default, except that any monetary default shall be cured within fifteen (15) days after expiration of any applicable notice or cure periods provided in this Lease; provided, however, that (i) if possession of the Facility is necessary to cure any such non-monetary default and the

Leasehold Lender has commenced foreclosure proceedings within sixty (60) days after notice of the default and is diligently pursuing such foreclosure proceedings, the Leasehold Lender will be allowed a reasonable time, not to exceed one hundred eighty (180) days, to complete such proceedings and cure such default, and (ii) if the Leasehold Lender is prohibited from curing any such default by any process, stay or injunction issued by any Governmental Entity or pursuant to any bankruptcy or insolvency proceeding or other similar proceeding involving Lessee, then the time periods specified herein for curing a default shall be extended for the period of such prohibition, so long as the Leasehold Lender is diligently pursuing the removal of such process, stay or injunction.

(c) Except upon a Lease Event of Default (subject to subsection (b) above), Lessor will not, without the prior written consent of the Leasehold Lender, enter into any cancellation or termination of this Lease (or suspension of performance of obligations hereunder) or consent to any cancellation or termination of this Lease (or suspension of performance of obligations hereunder) by Lessee. Except as expressly provided herein, Lessor will not, without the prior written consent of the Leasehold Lender of which Lessor has been given written notice as aforesaid (which consent shall not be unreasonably withheld, delayed or conditioned), (i) except in connection with (x) a sale or transfer of the Facility Site Interest to a Qualified Transferee, (y) any Fee Loan or (z) as otherwise provided herein, assign or otherwise transfer any of its right, title, interests or obligations under this Lease or (ii) into any amendment, supplement or other modification of this Lease. Nothing contained herein shall in any way limit or restrict any Fee Lender from exercising its remedies under any Fee Loan (including by foreclosure or acceptance of a deed in lieu thereof), and no consent of Lessee or Leasehold Lender shall be required as a condition to any foreclosure or transfer in lieu thereof, and the purchaser at foreclosure (or by deed in lieu thereof) shall be permitted to take title to the Facility Site Interest regardless of whether such Person is a Qualified Transferee or an Institutional Lender and such transfer shall not be subject to consent by any Leasehold Lender.

(d) In the event that this Lease is rejected or terminated as a result of any bankruptcy, insolvency, reorganization or similar proceeding affecting Lessee, Lessor will, at the option of the Leasehold Lender exercised within forty five (45) days after the rejection or termination, within ten (10) days after the receipt of such request, enter into a new lease with the Leasehold Lender (or its designee or assignee) having identical terms as this Lease (subject to any conforming changes necessitated by the substitution of parties and other changes as the parties may mutually agree); provided that (i) the term under such new lease shall be no longer than the remaining balance of the Facility Lease Term and (ii) the Leasehold Lender (or its designee or assignee) shall be required to cure any then existing payment or performance defaults by Lessee under this Lease (other than any existing performance defaults which by their nature are incapable of being cured at the time such new lease is entered into).

Section 8.2 Lessor Financing; Transfers by Lessor.

(a) Fee Loans. In connection with the origination of any Fee Loan (whether secured or unsecured) made by a Qualified Transferee or an Institutional Lender, Lessor may encumber its interest in the Facility Site Interest and this Lease without obtaining Lessee's or any Leasehold Lender's consent or approval. If Lessor desires to obtain a Fee Loan from a Person that is not a Qualified Transferee or an Institutional Lender, then Lessee's consent shall be required as to the identity of such Person from which Lessor proposes to obtain such Fee Loan, it being understood and agreed that such consent shall not be unreasonably withheld, conditioned or delayed by Lessee. In the event that any lender shall request modifications of this Lease as a condition to making the Fee Loan, Lessee will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the financial obligations of Lessee hereunder or materially and adversely affect the leasehold interest hereby created or Lessee's rights hereunder. Further, Lessee agrees to execute any estoppels or attornment agreements requested by such lender, provided such attornment agreements provide that so long as no Lease Event of Default shall have occurred and remain uncured, Lessee's rights under this Lease shall not be disturbed upon any foreclosure by such lender and are otherwise acceptable to Lessee in its reasonable discretion. Nothing contained herein shall in any way limit or restrict (a) the sale or assignment of any Fee Loan or any interest therein to any Qualified Transferee or any Institutional Lender, except that after the occurrences of a Lease Event of Default there shall be no restriction or limitation on transfers of all or any interest in any Fee Loan, or (b) any Fee Lender from exercising its remedies under any Fee Loan (including by foreclosures or acceptances of deed in lieu thereof), and no consent of Lessee or Leasehold Lender shall be required as a condition to any foreclosure or transfer in lieu thereof of any Fee Loan, and the purchaser at foreclosure (or by deed in lieu thereof), shall be permitted to take title to the Facility Site Interest regardless of whether such Person is a Qualified Transferee or an Institutional Lender. The deed of trust evidencing the Fee Loan shall be subordinate to this Lease and Lessee's rights hereunder, and Lessor and Lessee shall execute any reasonable non-disturbance and attornment agreement requested by Lessor's lender.

(b) Sale. Lessor may not sell, transfer or assign the Facility Site Interest and Lessor's interest in this Lease, except to a Qualified Transferee, without the prior written consent of Lessee, which shall not be unreasonably withheld, conditioned or delayed (it being understood and agreed that no consent of Lessee shall be required in connection with any sale or transfer of the Facility Site Interest and/or Lessor's interest in this Lease (or any interest therein or portion thereof) to a Qualified Transferee).

Section 8.3 *Assignee Obligations*. No lender which holds an interest in or a lien on or security interest in this Lease for security purposes shall have any obligation or liability under this Lease prior to the time such lender directly holds an interest in this Lease. Any such lender shall be liable to perform Lessor's obligations under this Lease only for and during the period such lender directly holds such interest or absolute title. Lessor and Lessee each agree that if the Leasehold Lender notices Lessor in writing that it has elected to exercise its rights and remedies pursuant to the Leasehold Loan Documents with respect to the foreclosure on Lessee's interest in this Lease and the Facility, then (i)the Leasehold Lender, or any assignee or designee thereof (a "**Subsequent Owner**") shall be substituted for Lessee under this Lease and (ii) Lessor shall

recognize the Leasehold Lender or Subsequent Owner, as the case may be, as its counterparty under this Lease and continue to perform its obligations under this Lease in favor of the Leasehold Lender or Subsequent Owner, as the case may be; provided, however, the Subsequent Owner shall be required to cure any then existing payment or performance defaults by Lessee under this Lease (other than any existing performance defaults which by their nature are incapable of being cured at the time such new lease is entered into). Lessee hereby consents and agrees that from and after Lessor's receipt of the aforementioned notice, Lessor shall be authorized to interact with Leasehold Lender in lieu of Lessee.

Section 8.4 *Sale by Lessor.* Any assignment or transfer of this Lease by Lessor shall include an assumption in writing by the assignee or transferee of the performance of all the terms, provisions and covenants of this Lease on the part of Lessor to be kept and performed with respect to the period from and after the date of such assignment. Lessor shall deliver to Lessee within five (5) days after the assignment or transfer an executed duplicate of such assignment or transfer instrument, together with the duly executed assumption agreement. Upon an assignment hereof by Lessor and the assumption of the obligations of Lessor hereunder by the assignee, Lessor shall be relieved of any obligations hereunder other than obligations which accrued prior to the date of such assignment

SECTION 9. NET LEASE

Section 9.1 *Net Lease.* This Lease is a "**net lease**" and the Lessee's obligation to pay all Basic Rent, Renewal Rent, Supplemental Rent (and all amounts in lieu of Basic Rent, Supplemental Rent or Renewal Rent following termination of this Lease) shall be absolute and unconditional under any and all circumstances and shall not be terminated, extinguished, diminished, lost or otherwise impaired by any circumstance of any character, including by (a) any setoff, counterclaim, recoupment, defense or other right which the Lessee may have against the Lessor, any of its respective Affiliates or any other Person, including any claim as a result of any breach by any of said parties of any covenant or provision in this Lease, (b) any lack or invalidity of title or any defect in the title, condition, design, operation, merchantability or fitness for use of the Facility Site or any portion thereof, or any eviction by paramount title or otherwise, or any unavailability of the Facility Site or any portion thereof, (c) subject to Section 10, any loss or destruction of, or damage to, the Facility Site or any portion thereof or interruption or cessation in the use or possession thereof or any part thereof by the Lessee for any reason whatsoever and of whatever duration, (d) subject to Section 10, the condemnation, requisitioning, expropriation, seizure or other taking of title to or use of the Facility Site, or any portion thereof, by any Governmental Entity or otherwise, (e) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease, (f) the lack of right, power or authority of the Lessor to enter into this Lease, (g) any ineligibility of the Facility Site or any portion thereof for any particular use, whether or not due to any failure of the Lessee to comply with any Applicable Law, (h) any event of "**force majeure**" or any frustration of purpose, (i) any legal requirement similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, (j) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Lessee or any other Person, (k) any Lien of any Person with respect to the Facility Site or any portion thereof or any part thereof, (l) any prohibition, limitation or restriction of the Lessee's use of all or any part of the Facility or any portion thereof or any interest therein or the interference with such use by any Person, (m) the termination or loss of any other lease,

sublease, right-of-way, easement or other interest in personal or real property upon any portion of the Facility Site or which otherwise affects or may affect the Facility Site, (n) the existence of any Lien with respect to the Facility Site or any act or circumstance that may constitute an eviction or constructive eviction, failure of consideration or commercial frustration of purpose, (o) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding, except as expressly set forth herein, it being the intention of the parties hereto that all Basic Rent, Renewal Rent or Supplemental Rent (and all amounts in lieu of Basic Rent, Supplemental Rent or Renewal Rent following termination of this Lease) payable by the Lessee hereunder shall continue to be payable in all events in the manner and at times provided for herein. All such Basic Rent, Renewal Rent, Supplemental Rent, (and all amounts in lieu of Basic Rent, Supplemental Rent or Renewal Rent following termination of this Lease) shall not be subject to any abatement and the payments thereof shall not be subject to any setoff or reduction for any reason whatsoever, including any present or future claims of the Lessee or any other Person against the Lessor or any other Person under this Lease or otherwise. To the extent permitted by Applicable Law, the Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with Section 10 or Section 14. Lessee shall pay all real estate taxes, assessments, operating expenses and other amounts necessary to operate, maintain and secure the Facility Site. Notwithstanding the foregoing, Lessee shall not be liable for any increase in real estate taxes or assessments on account of any sale, transfer or assignment by Lessor of the Facility Site, including to an entity affiliated with Lessor. Lessee shall also pay all costs and expenses necessary to comply with the Real Property Documents.

Section 9.2 Net Lease Not Guaranty. Nothing contained in this Section 9 shall be construed as (a) a guaranty of the value of the Facility Site upon the expiration or termination of the Facility Lease Term or (b) a prohibition of assertion of any claim against Lessor pursuant to Section 16.

Section 9.3 No Merger. During the Facility Lease Term, the Lessor Estate and Lessee's interest in the Facility Site Interest shall not merge but shall remain separate and distinct, notwithstanding the union of such interests in the Lessor, the Lessee or any other third party by purchase, assignment or otherwise.

SECTION 10. CASUALTY AND CONDEMNATION

Section 10.1 Occurrence of Events of Loss and Casualties.

(a) In the event of a Total Taking or a Substantial Taking, this Lease shall terminate as of the date of such Total Taking or Substantial Taking. In the event that Lessor does not agree that a Taking constitutes a Substantial Taking, prior to this Lease terminating, Lessor shall provide Lessee with its determinations as to why such Taking does not constitute a Substantial Taking, including, without limitation, an updated engineering report commissioned and paid for by Lessor at its sole cost and expense and any other supporting documentation. In the event that such engineering report indicates that the remaining portion of the Facility following such Taking is sufficient to produce enough solar energy to perform under the Power Purchase Agreement and pay all

amounts then due under this Lease (taking into account any reductions in Rent on account of the Taking), then this Lease shall not terminate and such Taking shall be deemed a Partial Taking and Lessee shall reimburse Lessor for all costs reasonably incurred by Lessor in contesting Lessee's determination that such Taking constituted a Substantial Taking. Upon any Partial Taking, this Lease shall remain in full force and effect, covering the portion of the Facility not subject to the Partial Taking, except that the Basic Rent shall be reduced in proportion to the reduction in the fair market value of the Facility by reason of such Partial Taking. In connection with the determination of the reduction in the fair market value of the Facility, Lessee shall commission, at Lessee's sole cost and expense, an Appraisal of the Facility Site Interest prepared by an independent appraiser acceptable to Lessor and Lessee in their reasonable discretion. To the extent that Lessor and Lessee are unable to agree on the assumptions, determinations and valuations set forth in such Appraisal, then Lessor and Lessee shall submit the dispute with respect to the Appraisal to binding arbitration before JAMS, LLC in California pursuant to the JAMS, LLC expedited arbitration rules and procedures. Each of Lessor and Lessee shall submit a figure to the arbitrator representing their determination of the percentage reduction in the fair market value of the Facility by reason of such Partial Taking and the arbitrator shall choose whichever figure he/she determines is most accurate. The arbitrator shall have no right to choose any other figure. Judgment upon the arbitration award may be entered in any court having jurisdiction thereof and shall be final, binding and nonappealable.

(b) If a Casualty shall have occurred, this Lease shall continue and Lessee shall rebuild or restore the Facility pursuant to the terms set forth in Section 10.3.

Section 10.2 Reserved.

Section 10.3 Rebuild or Replace.

(a) In connection with any rebuilding, repairing or replacing of the Facility or any portion thereof following a Casualty (the damaged portion of the Facility being herein referred to as the "**Loss Property**") pursuant to Section 10.1(b), the Lessee shall be obligated to comply, at the Lessee's sole cost and expense, with the following conditions:

(i) Lessee shall provide Lessor with written notice ninety (90) days after the Casualty with: (A) a plan describing the repair, rebuilding, and/or replacement to take place and the timeline therefore (a "Restoration Plan"), (B) a report of Lessee and an independent engineer engaged by the Lessee at its sole cost and expense, such engineer and such report to be satisfactory to the Lessor, to the effect that (1) the rebuilding or replacement of the Loss Property is technologically feasible and economically viable, (2) the repair, rebuilding and/or replacement of the Loss Property can be completed within eighteen (18) months after the date of the Casualty (the "Rebuilding Deadline"), (3) the Lessee has sufficient funds or adequate insurance to complete the repair, rebuilding and/or replacement of the Loss Property, and (4) the power purchase agreement with Southern California Edison will stay in effect during the period of rebuilding or

replacement without any uncured material default or material breach and no material damages or other material liabilities being incurred for failure to meet minimum delivery obligations thereunder (other than damages or liabilities for which the Lessee has business interruption insurance or other committed financial resources available to pay such damages or liabilities); (5) the nameplate capacity of the Facility upon completion of the repair, rebuilding and/or replacement of the Loss Property will be not less than the nameplate capacity of the Facility immediately preceding the Casualty; (C) an appraisal of an independent appraiser selected by the Lessee, such appraiser and such appraisal to be acceptable to the Lessor, to the effect that the rebuilt or replacement Loss Property will have at least the same current and residual value, utility and remaining useful life as the Loss Property immediately prior to the Event of Loss or Casualty, as the case may be (assuming the Facility was being maintained in accordance with this Lease) and such repair, rebuilding and/or replacement will not result in the Facility being "limited use" property within the meaning of Rev. Proc. 2001-28, 2001-1 C.B. 1156 or Rev. Proc. 2001-29, 2001-1 C.B. 1160; (D) an Officer's Certificate of the Lessee to the effect that no Lease Event of Default shall have occurred and is continuing and no Lease Event of Default is reasonably likely to occur during the period of repair, rebuilding and/or replacement (except as would be cured by or pursuant to the Lessee's repair, rebuilding and/or replacement of the Loss Property); and (E) the Lessee shall provide satisfactory assurances to the Lessor, in form and substance reasonably satisfactory to the Lessor, that no Rent or other payment defaults shall occur during the period of rebuilding, repair or replacement;

(ii) intentionally omitted;

(iii) receipt by the Lessor of such other documents and evidence as necessary to establish that the rebuilt or replacement Loss Property is subject to this Lease;

(iv) receipt by the Lessor of confirmation that no material adverse accounting effect on the Lessor shall be caused by such rebuilding or replacement;

(v) receipt by the Lessor of confirmation that all consents required in respect of the Governmental Approvals required in connection with the work done or proposed to be done have been obtained or can reasonably be expected to be obtained on or prior to the date required in connection therewith; and

(vi) receipt by the Lessor of confirmation that any transmission or access rights necessary for operation of the Facility (including the rebuilt or replaced Loss Property) shall remain available.

(b) The Lessee shall cause the rebuilding or replacement of the Loss Property to commence as soon as practicable after the Casualty, and will cause work on

such rebuilding or replacement to proceed diligently thereafter. As the rebuilding or replacement of the Loss Property progresses, the rebuilt or replacement facilities shall vest in the Lessor and shall become subject to this Lease and be deemed a part of the Facility for all purposes of this Lease, automatically without any further act by any Person. The Lessee's obligation to pay all installments of Basic Rent and Renewal Rent and all other Rent and other payments shall continue for the duration of any such rebuilding or replacement of such Loss Property.

(c) On or about the date of the completion of such rebuilding or replacement of the Loss Property at the Lessee's sole cost and expense (but Lessee may use any insurance proceeds for this purpose), the following documents shall be duly authorized, executed and delivered and, if appropriate, filed for recordation by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereto shall be delivered to the Lessor:

(i) a bill of sale conveying the repaired, rebuilt or repaired portions of the Facility to the Lessor or an Officer's Certificate of the Lessee confirming that the title of the repaired, rebuilt or repaired portions of the Facility has been conveyed to the Lessor in accordance with Section 10.3(b);

(ii) supplements to this Lease subjecting such rebuilt or replacement facilities to this Lease (with no change in the Basic Rent or Renewal Rent as a result of such rebuilding or replacement);

(iii) such recordings and filings as may be reasonably requested by the Lessor to be made or filed;

(iv) an opinion of counsel of the Lessee, such counsel and such opinion to be satisfactory to the Lessor to the effect that (A) the supplements to this Lease required by clause (ii) above constitute effective instruments for subjecting such rebuilt or replacement facility to this Lease and (B) all filings and other action necessary to perfect and protect the Lessor's interest in such rebuilt or replacement facility have been accomplished;

(v) no later than four (4) months after the Event of Loss or Casualty, as applicable, the Lessee shall deliver to the Lessor, an appraisal of an independent appraiser selected by the Lessee, such independent appraiser and such appraisal to be satisfactory to the Lessor, to the effect that the Facility upon completion of such rebuilding or restoration will have at least the same current value, residual value, utility and economic useful life as the Facility had immediately prior to the Event of Loss or Casualty (assuming the Facility was maintained in accordance with the terms of this Lease) and such rebuilding or replacement will not result in the Facility being "limited use" property within the meaning of Rev. Proc. 2001-28, 2001-1 C.B. 1156;

(vi) an Officer's Certificate of the Lessee as to compliance with this Section 10.3 and that no Lease Event of Default shall have occurred and be

continuing as a result of the rebuild or replacement and that the rebuilt Facility is free of Liens other than Permitted Liens, and in the case of the leasehold interest created by this Lease, the loan documents securing the Leasehold Loans; and

(vii) bring-down certificates from the independent engineer and the appraiser performing the appraisal described in Section 10.3(a)(i) above as to the affirmation of the conclusions set forth in the reports delivered by each Person pursuant to this Section 10.3.

(d) Whether or not the transactions contemplated by this Section 10.3 are consummated, the Lessee agrees to pay or reimburse, on an After-Tax Basis, any costs or expenses (including reasonable legal fees and expenses) incurred by the Transaction Parties in connection with the transactions contemplated by this Section 10.3.

Section 10.4 Application of Certain Payments.

(a) In the event that during the Facility Lease Term the use of all or any portion of the Facility is requisitioned or taken by or pursuant to a request of any Governmental Entity under the power of eminent domain or otherwise, regardless of whether such Requisition or Taking constitutes an Event of Loss governed by Section 10.1, the Lessee's obligation to pay all installments of Basic Rent and Renewal Rent and all other Rent and other payments shall continue for the duration of such Requisition or Taking. The Lessee shall be entitled to receive all sums payable for any such period by any Governmental Entity as compensation for a Requisition or Taking of possession which does not constitute an Event of Loss governed by Section 10.1.

(b) Any insurance proceeds with respect to the Facility received at any time by the Lessor or the Lessee under any of the insurance policies required to be maintained by the Lessee under Section 11 shall be applied in accordance with Section 11.3.

SECTION 11. INSURANCE

Section 11.1 Coverage. At all times during the Facility Lease Term the Lessee shall maintain the coverages set forth on Schedule 2 attached hereto. No premiums will be consolidated or commingled and apportioned or allocated on some basis with any other project or location not related to the Lessee. Lessor and the maker of the Fee Loan shall be named as an additional insured on the insurance policies maintained by Lessee hereunder. In event that other insurance on the Facility may from time to time be required by the Lessor against other insurable hazards which at the time are commonly insured against and available at commercially reasonable rates, in the case of property similarly situated, due regard being given to the type of improvements and equipment comprising the Facility, their construction, location, use and occupancy, Lessee shall procure such additional insurance and provide Lessor with evidence of same.

Section 11.2 Additional Insurance by Lessor. At any time the Lessor may at its own expense and for its own account carry insurance with respect to its interest in the Facility Site; *provided*, that such insurance does not in any way interfere with the Lessee's ability to obtain

insurance required to be maintained under this Section 11. Any insurance payments received from policies maintained by the Lessor pursuant to the previous sentence shall be retained by the Lessor without reducing or otherwise affecting the Lessee's obligations hereunder.

Section 11.3 Application of Insurance Proceeds and Awards.

(a) Allocation of Award; Total Taking or Substantial Taking. If this Lease shall terminate pursuant to the provisions of Paragraph 10.1 by reason of a Total Taking or Substantial Taking, the total Award in the condemnation proceedings shall be paid, to the extent available, to Lessor and Lessee, in the following order of priority:

(i) First, to reimburse Lessee and Lessor for Lessee's and Lessor's actual costs and expenses, including without limitation, attorneys' fees reasonably incurred in connection with the Taking; and

(ii) Second, Lessee shall be entitled to such amount of the condemnation award (and if the award is paid to Lessor, it will pay such amount to Lessee) equal to the fair market value of Lessee's interest in the Facility Site, and Lessor shall be entitled to such amount of the remaining condemnation award as is equal to the fair market value of Lessor's interest in the Facility Site. If the Award is insufficient to pay both Lessee and Lessor the fair market value of their interests in the Facility Site pursuant to this Section 11.3(a)(ii), the Award shall be paid to Lessee and Lessor in proportion to the fair market value of their respective interests in the Facility Site.

In connection with the determination of fair market values set forth herein, Lessee shall commission, at Lessee's sole cost and expense, an Appraisal of the respective fair market values of the Lessor and the Lessee in the Facility Site Interest prepared by an independent appraiser acceptable to Lessor and Lessee in their reasonable discretion. To the extent that Lessor and Lessee are unable to agree on the assumptions, determinations and valuations set forth in such Appraisal, then Lessor and Lessee shall submit the dispute with respect to the Appraisal to binding arbitration before JAMS, LLC in California pursuant to the JAMS, LLC expedited arbitration rules and procedures. Each of Lessor and Lessee shall submit a figure to the arbitrator representing their determination of the fair market value of their respective interests in the Facility Site and the arbitrator shall choose whichever figure she/he determines is most accurate. The arbitrator shall have no right to choose any other figure. Judgment upon the arbitration award may be entered in any court having jurisdiction thereof and shall be final, binding and nonappealable.

Notwithstanding anything contained herein to the contrary, any amount otherwise payable to Lessee pursuant to this Section 11.3(a) shall be paid first to the Construction Lender or Operational Lender, as the case may be, in accordance with the applicable loan documents and any amount otherwise payable to Lessor pursuant to this Section 11.3(a) shall be paid first to the Fee Lender, in accordance with the applicable loan documents.

(b) Allocation of Award; Partial Taking. In the event of a Partial Taking, the Award shall be distributed as set forth in Section 11.3(a); provided, however, that any Award payable to Lessee shall be paid to the Insurance Trustee, to be held in trust to be applied to the restoration of any portion of the Facility not taken. Lessee shall perform such restoration in compliance with Section 10.3 as if such Partial Taking were a Casualty.

(c) Requisition. In the event of a Requisition of all or any portion of the Facility or the Facility Site for a temporary use, the foregoing provisions of this Section 11.3 shall be inapplicable thereto and this Lease shall continue in full force and effect. Lessee shall be entitled to receive for itself such portion or portions of the Award made for such use with respect to the period of the Requisition which is within the Facility Lease Term and Lessor shall be entitled to receive such portion or portions of the Award made for such use with respect to the period of the Requisition which is after the Facility Lease Term. If any portion of the Award payable to Lessee for such temporary use is intended to cover the cost of restoration of the Facility to the condition it was in prior to such temporary use or to make repairs occasioned by or resulting from such temporary use, such portion shall be used by Lessee to cover the cost of such restoration.

(d) Settlement. In any condemnation proceedings affecting the Facility Site, both Transaction Parties and the Construction Lender, Fee Lender and Operational Lender, as applicable, shall have the right to appear in and defend against such action as they deem proper in accordance with their own interests. All Awards shall initially be paid to Insurance Trustee, and any such proceeds received by either Lessor and Lessee shall be immediately turned over to Insurance Trustee to pay such proceeds to the Construction Lender, Fee Lender, Operational Lender, Lessee and Lessor as provided in this Section 11 above. Without limiting the foregoing, Lessor shall not, without the consent of Lessee, or the Construction Lender, Fee Lender or Operational Lender, as applicable, (i) make any settlement with the condemning authority, or (ii) convey any portion of the Facility Site to such authority in lieu of condemnation, unless required by Applicable Laws to do so or (iii) consent to any Taking unless required by Applicable Laws to do so. Furthermore, in any condemnation proceedings affecting the Facility Site, both Transaction Parties and any of Construction Lender, Fee Lender or Operational Lender, as applicable, shall have the right to appear in and defend against such actions as they deem proper in accordance with their own interests. Issues between Lessor and Lessee required to be resolved pursuant to this Section 11 shall be joined in any such condemnation proceedings to the extent permissible under the applicable procedural rules of such court of law or equity for the purpose of avoiding multiplicity of actions and minimizing the expense of the parties.

(e) Casualty. In the event of a Casualty, any insurance proceeds shall be paid to the Insurance Trustee. Such proceeds shall be disbursed to Lessee to rebuild or restore the Facility pursuant to the terms of Section 10.3. If the Facility Lease Term terminate and Lessor has elected to retain the Facility pursuant to the terms of this Lease at any time that Insurance Trustee is holding any such proceeds, the same shall be paid to Lessor.

SECTION 12. INSPECTION

During the Facility Lease Term, the Lessor and its representatives shall have the right, upon reasonable notice, during normal business hours, to inspect the Facility Site and the records relating to the Facility Site in the Lessee's custody or, so long as the Lessee has the opportunity to be present, to which Lessee has access and to make copies of all such records so long as Lessee has the opportunity to be present. The cost of the inspections contemplated in this Section 12 shall be borne by the respective Transaction Party incurring such expenses except in the case of any inspections conducted at any time after a Lease Event of Default has occurred and is continuing, which in such case the reasonable costs of such inspections shall be at the expense of the Lessee. Inspections shall be conducted so as not to unreasonably disturb or interfere with the normal operation of the Facility Site or the conduct by the Lessee of its business and shall be in accordance with the Lessee's safety and insurance programs. In no event shall the Lessor have any duty or obligation to make any such inspection and the Lessor shall not incur any liability or obligation by reason of not making any such inspection.

SECTION 13. INTENTIONALLY OMITTED.

SECTION 14. TERMINATION PURSUANT TO PUT AGREEMENT

Section 14.1 Put Agreement Rights. Pursuant to the terms of the Put Agreement, Lessor has the option to terminate this Lease and sell the Facility Site Interest to Lessee. The terms of such termination shall be governed by the Put Agreement.

SECTION 15. LEASE RENEWAL

Section 15.1 Renewal Lease Terms. Provided that no Lease Event of Default shall have occurred and be continuing, the Lessee shall have the following options to extend the term of this Lease (each, an "**Extension Option**" and collectively, the "**Extension Options**"): (a) two (2) options to renew the term of this Lease for an additional five (5) years each, and (b) following the exercise of both of the foregoing Extension Options, one (1) option to renew the term of this Lease for such period which will result in the total term of this Lease to not exceed thirty-four (34) years and eleven (11) months (each, a "**Renewal Lease Term**" and collectively, the "**Renewal Lease Terms**"); *provided*, that, no Renewal Lease Term shall extend beyond the date of the expiration of the shortest term of the Real Property Documents (as such Real Property Document terms may be extended in accordance herewith). Notwithstanding the foregoing, in the event that as of the end of the Basic Lease Term or either of the first two (2) Renewal Lease Terms, either (i) Lessee or an Affiliate of Lessee is operating a solar farm on any portion of the Facility Site or the Reddy Property or has a contractual right to do so or (ii) Lessee or an Affiliate of Lessee leases the Reddy Property or has a contractual right to do so (each, an "**Extension Condition**"), then Lessee must exercise each Extension Option until the Extension Condition ceases to exist.

Section 15.2 Intentionally Omitted.

Section 15.3 Renewal Rent for the Renewal Lease Term.

(a) The initial payment of Renewal Rent shall be made on the first day of the Renewal Lease Term for the current calendar quarter (prorated to the extent of any partial calendar quarter). All rental payments thereafter will be on the Rent Payment Dates.

(b) The rent payable during each calendar quarter of each Renewal Lease Term (the "**Renewal Rent**") shall be equal to the greater of (a) the amount set forth on Schedule 1 for such calendar quarter (prorated for the initial quarter in which the Renewal Lease Term commences if not on a Rent Payment Date and with a credit given to the extent that any Basic Rent was already paid for a portion of such Renewal Lease Term) and (b) three and three quarters percent (3.75%) of the Quarterly Revenue (defined below) for such calendar quarter (or portion of such calendar quarter). Renewal Rent shall be payable as follows (i) on each Rent Payment Date occurring during each Renewal Lease Term, Lessee shall pay the applicable amount set forth on Schedule 1 and (ii) within ninety (90) days after the end of such calendar quarter, Lessee shall provide a calculation of the gross revenue earned from all sources with respect to the Facility during the prior calendar quarter, inclusive of the revenue generated at the Reddy Property (the "**Quarterly Revenue**"), and if an amount equal to three and three quarters percent (3.75%) of the Quarterly Revenue for such quarter exceeds the amount paid on account thereof pursuant to Schedule 1, Lessee shall pay such excess to Lessor together with the delivery of the calculation of the Quarterly Revenue.

(c) Lessor shall have the right to audit the Quarterly Revenue, and Lessee shall provide Lessor with access to Lessee's books and records in connection therewith at reasonable times upon at least two (2) Business Days prior written notice. If any such audit shall reveal that Lessee underpaid any Renewal Rent, Lessee shall promptly pay the shortfall plus the late charge set forth in Section 18.4 and the costs of Lessor's audit, reasonably incurred.

Section 15.4 Election of End of Term Options. Not earlier than thirty-six (36) months nor less then fifteen (15) months prior to the expiration of the Basic Lease Term, or either of the first two (2) Renewal Lease Terms, and so long as no Lease Event of Default is continuing, the Lessee may give the Lessor notice of its tentative intention to either terminate this Lease and return the Facility Site Interest or renew this Lease pursuant to Section 15.1. At least twelve (12) months prior to the expiration of the Basic Lease Term or either of the first two (2) Renewal Lease Terms, the Lessee shall provide irrevocable written notice of its intention to (i) surrender the Facility Site in accordance with Section 5 or (ii) renew the Lease pursuant to Section 15.1. If the Lessee shall fail to deliver such irrevocable notice prior to such date, time being of the essence, the Lessee shall be deemed to have elected to surrender the Facility Site in accordance with Section 5.

SECTION 16. DEFAULT BY LESSOR

If Lessor fails to perform any material obligation under this Lease and such failure is not cured within thirty (30) days after written notice from Lessee or Lessor files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or

territory thereof, then Lessee shall be entitled to all rights and remedies available at law or in equity. Further Lessor shall be liable to reimburse Lessee for Lessee's costs and expenses related to such breach or failure, including, without limitation, attorneys' fees, costs and expenses. This provision shall be separate and several and survive merger into judgment.

SECTION 17. LEASE EVENT OF DEFAULT

Each of the following events shall constitute a "**Lease Event of Default**" hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Entity):

(a) the Lessee shall fail to make any payment of Basic Rent or Renewal Rent and such failure shall have continues unremedied for ten (10) days after the same shall have become due and payable;

(b) the Lessee shall fail to remove or contest a mechanic's lien or materialmen's lien filed against the Facility Site in accordance with Section 3.8;

(c) the Lessee shall fail to make any payment of Supplemental Rent (other than those referred to in clause (b) hereof) required to be made under this Lease when due, and such failure shall have continued unremedied for thirty (30) days after the same shall have become due and payable;

(d) the Lessee shall fail to maintain (or cause to be maintained) the insurance and endorsements in the amounts and on the terms set forth on Schedule 2 of this Lease other than terms (but not amounts) that are not material to such insurance coverage;

(e) the Lessee shall fail to maintain an Applicable Permit or material Governmental Approval or any such Applicable Permit or Governmental Approval shall be materially adversely modified and such failure or modification shall have continued for a period of thirty (30) days;

(f) the Lessee shall fail to perform or observe any covenant, obligation or agreement to be performed or observed by it under this Lease not otherwise specifically addressed in this Section 18.1 which shall continue unremedied for thirty (30) days after the earlier of (x) receipt by the Lessee of written notice of such failure from the Lessor and (y) knowledge of such failure by the Lessee; provided that, other than in the case of breaches of clauses (k) if (1) such breach or default cannot be cured within such thirty (30) day period, (2) such breach or default is susceptible of cure and (3) Lessee is proceeding with diligence and in good faith to cure such breach of default, then such thirty (30) day cure period shall be extended for such additional period of time, not to exceed a total of one hundred twenty (120) days, to enable Lessee to cure such breach or default; provided that such breach or default has not had and could not reasonably be expected to have a Material Adverse Effect;

(g) any financial statement, representation or warranty made or prepared by, under the control of or on behalf of the Lessee pursuant to this Lease or any other certification made by the Lessee pursuant to this Lease shall prove to have been false or misleading in any material respect as of the time made or deemed made unless such false or misleading statement, representation, warranty or certification has not had and could not reasonably be expected to have a Material Adverse Effect;

(h) (A) the entry by a court having jurisdiction of (i) a decree or order for relief in respect of the Lessee in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Lessee as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Lessee under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Lessee ordering the winding up or liquidation of its respective affairs, (iii) any other similar relief being granted against the Lessee under any Federal, state or other Applicable Law, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days or (B) any involuntary case or proceeding against the Lessee under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law is not discharged within sixty (60(days after the filing thereof;

(i) the commencement by the Lessee of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or solvent, or the consent by it to the entry of a decree or order for relief in respect of the Lessee in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against the Lessee or the filing by the Lessee, or the admission by the Lessee in writing of its inability to pay its debts generally as they become due, or the filing of any petition, answer or consent of the Lessee otherwise instituting any similar proceeding under any other applicable Federal, state or other Applicable Law in any relevant jurisdiction, or the consent of the Lessee to such filing;

(j) except in connection with any event of force majeure, the Lessee shall fail to operate the Facility Site as an approximately 82 megawatt (dc) solar facility, and such conditions shall continue without interruption for thirty (30) days;

(k) a judgment or judgments shall be entered against the Lessee in the aggregate amount of One Million Dollars ($1,000,000) or more and which have not been effectively vacated, discharged, stayed or bonded within thirty (30) days from the date of entry (other than a judgment which is fully covered by insurance or in respect of which adequate reserves have been set aside in accordance with GAAP, satisfactory evidence of which has been provided to Lessor);

(l) a default has occurred and continued beyond all applicable cure periods under the Reddy Lease; or

(m) Lessee is in default, beyond all applicable notice and cure periods, under any Real Property Document.

SECTION 18. REMEDIES

Section 18.1 Remedies for Lease Event of Default. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, declare this Lease to be in default by written notice to the Lessee; *provided,* that upon the occurrence of a Lease Event of Default described in clause (h) or (i) of Section 17, this Lease shall automatically be deemed to be in default without the need for giving any notice; and at any time thereafter, so long as the Lessee shall not have remedied all outstanding Lease Events of Default prior to the commencement of the exercise of remedies, the Lessor may, at the Lessee's cost and expense, do one or more of the following as the Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

(a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee, at the Lessee's sole cost and expense, of the applicable covenants and terms of this Lease or to recover damages for breach thereof; *provided* that in the case of a Lease Event of Default pursuant to clauses (h) and (i) of Section 17 hereof, without any notice to the Lessee, Lessor may cause all Basic Rent, Renewal Rent, and Supplemental Rent as applicable, owing under the Basic Lease Term or any Renewal Lease Term to be immediately due and payable without presentment, demand, protest, notice or other action of any kind, all of which are hereby waived by the Lessee;

(b) by notice in writing to the Lessee terminate this Lease whereupon all rights of the Lessee to the possession and use under this Lease of the Facility Site shall absolutely cease and terminate but the Lessee shall remain liable as hereinafter provided; and thereupon, the Lessor may demand that the Lessee forthwith surrender possession of the Facility Site to the Lessor, and the Lessee, shall at its sole expense, upon such written demand forthwith surrender possession of the Facility Site to the Lessor, in each case in the manner and conditions required by, and otherwise in accordance with all of the provisions of Section 5, except those provisions relating to periods of notice; and the Lessor may thenceforth hold, possess and enjoy the same free from any right of the Lessee, or its successor or assigns, to use the Facility Site for any purpose whatever;

(c) sell the Lessor Estate at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee under this Lease and without any duty to account to the Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (f) below if the Lessor elects to exercise its rights under said paragraph and by Applicable Law), in which event the Lessee's obligation to pay Basic Rent and Renewal Rent hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Basic Rent and Renewal Rent is to

be included in computations under paragraph (e) or (f) below if the Lessor elects to exercise its rights under said paragraphs);

(d) hold, keep idle or lease to others the Lessor Estate as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee under this Lease and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto, in which event the Lessee's obligation to pay Basic Rent and Renewal Rent due for any periods subsequent to the date upon which the Lessee shall have been deprived of possession and use of the Facility Site pursuant to this Section 18 shall be reduced by the net proceeds, if any, received by the Lessor from leasing the Facility Site to any Person other than the Lessee;

(e) if the Lessor shall have sold the Lessor Estate pursuant to paragraph (c) above, the Lessor may, if it shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent and Renewal Rent due for any periods subsequent to the date of such sale), an amount equal to (i) any unpaid Rent due before the date of such sale and, (ii) if that date is not a Termination Date, the daily equivalent of Basic Rent or Renewal Rent for the period from the Termination Date to the date of such sale. Upon payment of all such amounts, this Lease and the Lessee's obligation to pay Basic Rent and Renewal Rent for any periods subsequent to the date of such payment shall terminate; and

(f) provide, at Lessee's expense, an End of Term Environmental Site Assessment and, if required thereby, a Phase II Investigation.

In addition (but not in duplication of any amount provided for above), the Lessee shall be liable, except as otherwise provided above, for (i) any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies, and (ii) for legal fees and other costs and expenses incurred by reason of the occurrence of any Lease Event of Default or the exercise of the Lessor's remedies with respect thereto, including (A) the repayment in full of any costs and expenses necessary to be expended in connection with the surrender of the Facility Site in accordance with Section 5 hereof, (B) any costs and expenses incurred by the Transaction Parties in connection with (x) retaking constructive possession of the Facility Site in order to cause it to be in compliance with all maintenance standards imposed by this Lease and (C) any decommissioning obligations and environmental liabilities in respect of the Real Property Documents.

Section 18.2 Cumulative Remedies. The remedies in this Lease provided in favor of the Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law or in equity; and the exercise or beginning of exercise by the Lessor of any one or more of such remedies shall not, except as specifically provided in this Section 18, preclude the simultaneous or later exercise by the Lessor of any or all of such other remedies. To the extent permitted by Applicable Law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use the Facility Site thereof in mitigation of the Lessor's damages as set forth in this

Section 18 or which may otherwise limit or modify any of the Lessor's rights and remedies in this Section 18.

Section 18.3 No Delay or Omission to be Construed as Waiver. No delay or omission to exercise any right, power or remedy accruing to the Lessor upon any breach or default by the Lessee under this Lease shall impair any such right, power or remedy of the Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

Section 18.4 Late Charge. If any payment of Rent is not paid when due hereunder, in addition to any other remedies set forth herein, Lessor shall be entitled to a one time late charge of five percent (5%) of the amount not paid when due. Further, in the event any Rent is not paid within ten (10) days of its due date, Lessee shall additionally pay interest at the rate of ten percent (10%) per annum on each such obligation from the date it is due until the date paid to Lessor.

SECTION 19. REDDY ROFR. Lessee shall promptly notify Lessor in the event that Lessee is offered a right to purchase the Reddy Property (the "**Reddy ROFR**"). Lessee shall not accept or exercise any option related to the Reddy ROFR until Lessor has received notice of the Reddy ROFR and elected not to exercise the Reddy ROFR. Lessor shall provide Lessee with its decision to exercise or not to exercise the Reddy ROFR on or before the earlier of (a) thirty (30) days after receipt of written notice from Lessee or (b) the last day of the term of the Reddy Lease. Upon written request from Lessor, to the extent assignable, Lessee shall assign the Reddy ROFR to Lessor, together with any land rights and easement rights required to operate the Reddy Property. Notwithstanding the foregoing, in no event shall Lessor be required to enter into any separate documentation with the owner of the Reddy Property related to the Reddy ROFR. Lessee shall not make any unsolicited offer to purchase the Reddy Property without Lessor's prior written consent.

SECTION 20. MISCELLANEOUS

Section 20.1 Amendments and Waivers. No term, covenant, agreement or condition of this Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

Section 20.2 Notices and Documents. Any notice, consent or approval required or permitted to be given under this Lease shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one (1) Business Day after being deposited with Federal Express or another reliable overnight courier service for next day delivery, (iii) upon facsimile transmission (except that if the date of such transmission is not a Business Day, then such notice shall be deemed to be given on the first Business Day following such transmission), or (iv) two (2) Business Days after being deposited in the United States Mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

Lessee: Regulus Solar, LLC
44 Montgomery Street, Suite 2200
San Francisco, California 94104
Attention: Karleen Stern
Facsimile: (415) 229-8863

Lessor: PW Regulus Solar, LLC
c/o Power REIT
301 Winding Road
Old Bethpage, New York 11804
Attention: David H. Lesser
Facsimile: (212) 202-5415

With a copy to: Morrison Cohen LLP
909 Third Avenue
New York, New York 10022-4784
Attention: Jonathan Margolis
Facsimile: (917) 522-3195

Section 20.3 Survival. The Transaction Parties hereby acknowledge and agree that in the event that any covenant set forth in this Lease is breached during the Facility Lease Term, notwithstanding the termination of this Lease, either at the expiration of the Facility Lease Term or such earlier termination, such breaching party remains liable to the other party for the losses, costs, claims or damages actually incurred by such other party on account of the breach.

Section 20.4 Successors and Assigns.

(a) This Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

(b) Except as expressly provided herein, including, without limitation, with respect to the Fee Loan, Construction Loan and Operational Loan, neither party hereto may assign its interests or transfer its obligations herein without the consent of the other party hereto.

Section 20.5 True Lease. This Lease shall constitute an agreement of lease and nothing herein shall, prior to termination of this Lease, affect the Lessor's status as owner of the Facility Site or be construed as conveying to the Lessee any right, title or interest in or to the Facility Site except as lessee only.

Section 20.6 Governing Law. THIS LEASE SHALL BE IN ALL RESPECTS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Section 20.7 Severability. Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 20.8 Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or ".pdf" signature page shall constitute an original for purposes hereof.

Section 20.9 Headings and Table of Contents. The headings of the sections of this Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 20.10 Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Lease.

Section 20.11 Effectiveness. This Lease shall be effective on the date of execution and delivery by the Lessee and Lessor. Upon the Commercial Operations Date, the parties shall execute an agreement memorializing the Commercial Operations Date and the Expiration Date; provided, however, that the failure of either party to so execute such agreement shall not vitiate the determination of the Commercial Operations Date or the Expiration Date.

Section 20.12 Sublease. The Lessee shall not have the right to sublease the Facility Site in whole or part, without the prior written consent of the Lessor.

Section 20.13 Lessor's Right to Perform. If the Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein, the Lessor may, after the occurrence of a Lease Event of Default or earlier if consented to by the Lessee, itself make such payment or perform or comply with such agreement in a reasonable manner, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of the Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at a rate of ten percent (10%) per annum, to the extent permitted by Applicable Law shall be deemed to be Supplemental Rent, payable by the Lessee to the Lessor on demand. Notwithstanding anything to the contrary contained in the foregoing, the provisions of this Section 20.13 shall in no event restrict any of the Lessor's rights following the occurrence of a Lease Event of Default.

Section 20.14 Attorneys' Fees. If any attorney is engaged by either party on account of the terms herein, then the prevailing party in a court of law of competent jurisdiction pursuant to a binding judgment shall pay to the other party all costs, attorneys' fees, costs and expenses in

connection therewith, in addition to all other amounts due hereunder. This provision is separate and several, and shall survive the merger of this provision into any judgment.

Section 20.15 Prohibition against Recording -- Memorandum Required. The parties agree that this Lease shall not be recorded in the Office of the Recorder for Kern County, California or in any other location or with any other public office. It is intended that this Lease shall be executed and delivered by the parties, and that a Memorandum of Lease in the form attached hereto as Exhibit B shall also be executed and delivered by the parties and that such Memorandum shall be recorded in the Office of the Recorder for Kern County, California, to impart constructive notice of this Lease.

Section 20.16 Indemnity.

(a) Lessee will defend, indemnify and hold harmless Lessor for, from and against any and all actions, claims, demands, expenses (including attorneys' fees and costs reasonably incurred), and liabilities (including any liability for physical damage to property and for physical injuries or death to Lessor, Lessor's property or the public), in any way relating to the Facility Site Interest (including any actions, claims, demands, expenses and liabilities relating to Lessee's construction, operation, maintenance, or removal of the Facility or otherwise relating to the activities of or use of the Facility Site Interest except to the extent that such damages, injuries or death are caused by the gross negligence or willful misconduct of Lessor or Lessor's tenants (other than Lessee), invitees or permittees. Lessee shall, at Lessee's sole cost and expense, take reasonable safety and security measures to reduce the risk of damage to the Facility or the risk that the Facility will cause damage, injury or death to people, livestock, other animals and property. This Section 20.16(a) shall survive the termination of this Lease and the expiration of the Facility Lease Term.

(b) Lessor will defend, indemnify and hold harmless Lessee for, from and against liability by reason of, resulting from, whether directly or indirectly, or arising out of (i) the gross negligence or willful misconduct of Lessor or its representatives and agents in the performance of their obligations under this Lease and (ii) any physical damage to the Facility and physical injuries or death to any tenants, invitees, members, managers, employees, officers, contractors, or the public, to the extent caused by the operations, activities, negligence or willful misconduct of Lessor or its invitees, permittees, or tenants, except to the extent that such damages, injuries or death are caused by the gross negligence or willful misconduct of Lessee or Lessee's members, managers, officers, agents, employees, invitees or permittees. This Section 20.16(b) shall survive the termination of this Lease and the expiration of the Facility Lease Term.

[*Remainder of page intentionally left blank;
signatures begin on following page*]

IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be duly executed and delivered by their respective duly authorized signatory or officer.

LESSOR:

PW REGULUS SOLAR, LLC,
a California limited liability company

By: [signature]
Name: David H. Lesser
Its: Chief Executive Officer

LESSEE:

REGULUS SOLAR, LLC,
a Delaware limited liability company

By: [signature]
Name: ______________________
Its: ______________________

IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be duly executed and delivered by their respective duly authorized signatory or officer.

LESSOR:

PW REGULUS SOLAR, LLC,
a California limited liability company

By: ______________________
Name: ______________________
Its: ______________________

LESSEE:

REGULUS SOLAR, LLC,
a Delaware limited liability company

By: ______________________
Name: Kaleen O. Stern
Its: Secretary + General Counsel

LEGAL DEPT.
Approved as to Form
Initials: KOS
Date: 3.28.14

SCHEDULE 1

BASIC RENT

Construction Period Rent	
Annual	734,954
Quarterly	183,738

Q4-2014	$85,244						
Q1-2015	$90,531	Q1-2025	$100,063	Q1-2035	$67,470	Q1-2045	$78,237
Q2-2015	$226,545	Q2-2025	$250,413	Q2-2035	$128,254	Q2-2045	$148,721
Q3-2015	$331,459	Q3-2025	$365,923	Q3-2035	$127,791	Q3-2045	$148,183
Q4-2015	$86,418	Q4-2025	$95,403	Q4-2035	$64,645	Q4-2045	$74,961
Q1-2016	$91,660	Q1-2026	$101,190	Q1-2036	$68,476	Q1-2046	$79,404
Q2-2016	$229,083	Q2-2026	$252,902	Q2-2036	$130,167	Q2-2046	$150,939
Q3-2016	$334,754	Q3-2026	$369,561	Q3-2036	$129,697	Q3-2046	$150,394
Q4-2016	$87,277	Q4-2026	$96,351	Q4-2036	$65,609	Q4-2046	$76,079
Q1-2017	$92,571	Q1-2027	$102,196	Q1-2037	$69,498	Q1-2047	$80,588
Q2-2017	$231,361	Q2-2027	$255,416	Q2-2037	$132,108	Q2-2047	$153,190
Q3-2017	$338,082	Q3-2027	$373,234	Q3-2037	$131,631	Q3-2047	$152,637
Q4-2017	$88,144	Q4-2027	$97,309	Q4-2037	$66,588	Q4-2047	$77,214
Q1-2018	$93,491	Q1-2028	$103,212	Q1-2038	$70,534	Q1-2048	$81,790
Q2-2018	$233,661	Q2-2028	$257,955	Q2-2038	$134,079	Q2-2048	$155,475
Q3-2018	$341,443	Q3-2028	$376,945	Q3-2038	$133,595	Q3-2048	$154,914
Q4-2018	$89,020	Q4-2028	$98,276	Q4-2038	$67,581	Q4-2048	$78,366
Q1-2019	$94,421	Q1-2029	$104,238	Q1-2039	$71,586	Q1-2049	$83,010
Q2-2019	$235,983	Q2-2029	$260,520	Q2-2039	$136,079	Q2-2049	$157,794
Q3-2019	$344,837	Q3-2029	$380,692	Q3-2039	$135,587	Q3-2049	$157,224
Q4-2019	$89,905	Q4-2029	$99,253	Q4-2039	$68,589	Q4-2049	$79,534
Q1-2020	$95,359	Q1-2030	$105,274	Q1-2040	$72,654		
Q2-2020	$238,329	Q2-2030	$263,109	Q2-2040	$138,109		
Q3-2020	$348,265	Q3-2030	$384,476	Q3-2040	$137,610		
Q4-2020	$90,799	Q4-2030	$100,240	Q4-2040	$69,612		
Q1-2021	$96,307	Q1-2031	$106,321	Q1-2041	$73,738		
Q2-2021	$240,698	Q2-2031	$265,725	Q2-2041	$140,169		
Q3-2021	$351,727	Q3-2031	$388,298	Q3-2041	$139,662		
Q4-2021	$91,702	Q4-2031	$101,236	Q4-2041	$70,650		
Q1-2022	$97,265	Q1-2032	$107,378	Q1-2042	$74,838		
Q2-2022	$243,091	Q2-2032	$268,366	Q2-2042	$142,259		
Q3-2022	$355,224	Q3-2032	$392,158	Q3-2042	$141,745		
Q4-2022	$92,613	Q4-2032	$102,243	Q4-2042	$71,704		
Q1-2023	$98,232	Q1-2033	$108,445	Q1-2043	$75,954		
Q2-2023	$245,508	Q2-2033	$271,034	Q2-2043	$144,381		
Q3-2023	$358,755	Q3-2033	$396,056	Q3-2043	$143,860		
Q4-2023	$93,534	Q4-2033	$103,259	Q4-2043	$72,774		
Q1-2024	$99,208	Q1-2034	$109,523	Q1-2044	$77,087		
Q2-2024	$247,948	Q2-2034	$273,729	Q2-2044	$146,535		
Q3-2024	$362,321	Q3-2034	$399,994	Q3-2044	$146,006		
Q4-2024	$94,464	Q4-2034	$63,695	Q4-2044	$73,859		

SCHEDULE 2

INSURANCE REQUIREMENTS

Throughout the Facility Lease Term, Lessee shall maintain or cause to be maintained in force, at no additional expense to Lessor or Lessor's lender, insurance as customarily maintained by prudent businesses and meeting the following requirements:

(i) Commercial General Liability (including contractual liability, operations, products, and completed operations): $1,000,000 per occurrence for property damage and personal injury; and $1,000,000 for general aggregate and for products/completed operations. If Commercial General Liability insurance or other form with a general aggregate limit is used, either the general aggregate limit shall apply separately to the Facility and the Facility Site or the general aggregate limit shall be twice the required occurrence limit. Such insurance shall include a severability of interest clause.

(ii) Automobile Liability: $1,000,000 per accident for bodily injury and property damage for owned, hired or non-owned automobiles as applicable.

(iii) Workers' Compensation Liability: as required by Applicable Law.

(iv) Employer's Liability: $1,000,000 per accident for bodily injury or disease.

(v) Excess liability: $10,000,000 per occurrence and insurance required in (i), (ii) and (iv) above applying as underlying coverages.

(vi) Property insurance (including business interruption coverage with a deductible waiting period not to exceed thirty (30) days ("BI Insurance")) covering the full replacement cost of all of Lessor's real and personal property constituting the Facility. All other coverages, sublimits, deductibles and other policy terms and conditions (including coverage for earthquake and flood if required under a seismic report or if the Facility Site is located in a flood zone).

(vii) Builders' Risk. Builder's Risk insurance shall be of the "all risk" type shall protect Lessee, Lessor and Lessor's lenders against risks of damage to buildings, structures, and materials and equipment, that constitute part of the Facility, whether on site or in transit, unless transit is covered under a separate policy, at any location worldwide. The amount of such insurance shall be not less than the replacement cost of the work at completion. This policy shall name Lessor as a loss payee. The policy shall contain a provision that in the event of payment for any loss under the coverage provided, the insurance company shall

have no rights of recovery against Lessee, Lessor or Lessor's lenders. The Builders' Risk policy shall insure against all risks of direct physical loss or damage to property from any cause including testing, ensuing loss, commissioning, earthquake and flood. The policy shall be in full force and effect until the Commercial Operation Date or final completion of the Facility whichever date is the later. For the avoidance of doubt, the Builder's Risk insurance shall be placed with coverages, limits, deductibles and other terms and conditions that are in accordance with any and all of the insurance satisfactory to Lessor.

(viii) For the benefit of Lessor, the insurance required by subsections (vi) and (vii) shall not be invalidated by any act or neglect of the policy terms by the Lessee.

(ix) Lessor and Lessor's lender shall be included as additional insureds by endorsement for insurance required in subsections (i) and (v), and the business interruption insurance required in subsection (vi). Such insurance shall be placed with insurers, coverages, limits, deductibles and other terms and conditions satisfactory to Lessor and Lessor's lender. Insurers shall provide thirty (30) days prior notification of policy cancellation to the additional insureds.

(x) Certificates of insurance shall be issued in form and detail acceptable to Lessor and Lessor's lender on or prior to the Lease Commencement Date and thereafter prior to policy expiration or replacement thereof.

EXHIBIT A

DESCRIPTION OF FACILITY SITE

PARCEL 1: *(APN: 178-130-03, 07, 08)*

THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER (NORTHEAST 1/4 OF NORTHEAST 1/4) AND THE SOUTH HALF OF THE NORTHEAST QUARTER (SOUTH 1/2 OF NORTHEAST 1/4) OF SECTION TWENTY-TWO (22), TOWNSHIP THIRTY (30) SOUTH, RANGE TWENTY-NINE (29) EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT OF THE SURVEY OF THE SAID LAND RETURNED TO THE GENERAL LAND OFFICE BY THE SURVEYOR GENERAL.

EXCEPTING THEREFROM; ALL OIL, GAS, HYDROCARBONS AND OTHER MINERALS LYING BELOW A DEPTH OF TWO-HUNDRED FIFTY FEET (250') FROM THE SURFACE OF THE PROPERTY, BUT WITHOUT THE RIGHT OF SURFACE ENTRY OR RIGHT TO ENTER THE SUBSURFACE ABOVE A LEVEL TWO-HUNDRED FIFTY FEET (250') BELOW THE SURFACE OF SAID PROPERTY EXCEPT AS OTHERWISE RESERVED, AS EXCEPTED OR RESERVED BY DEED RECORDED NOVEMBER 15, 2013 AS INSTRUMENT NO. 0213167039, OF OFFICIAL RECORDS.

PARCEL 2: *(APN: 178-130-05)*

THE SOUTHEAST QUARTER OF SECTION TWENTY-TWO (22), TOWNSHIP THIRTY (30) SOUTH, RANGE TWENTY-NINE (29) EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT OF THE SURVEY OF THE SAID LAND RETURNED TO THE GENERAL LAND OFFICE BY THE SURVEYOR-GENERAL.

EXCEPTING THEREFROM; ALL OIL, GAS, HYDROCARBONS AND OTHER MINERALS LYING BELOW A DEPTH OF TWO-HUNDRED FIFTY FEET (250') FROM THE SURFACE OF THE PROPERTY, BUT WITHOUT THE RIGHT OF SURFACE ENTRY OR RIGHT TO ENTER THE SUBSURFACE ABOVE A LEVEL TWO-HUNDRED FIFTY FEET (250') BELOW THE SURFACE OF SAID PROPERTY EXCEPT AS OTHERWISE RESERVED, AS EXCEPTED OR RESERVED BY DEED RECORDED NOVEMBER 15, 2013 AS INSTRUMENT NO. 0213167040, OF OFFICIAL RECORDS.

PARCEL 3: *(APN: 178-130-02)*

THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 22, TOWNSHIP 30 SOUTH, RANGE 29 EAST, MOUNT DIABLO MERIDIAN, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT 50% OF ALL MINERALS, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER SAID LAND, AS EXCEPTED BY EDWARD A. KELLY AND VERNA I. KELLY IN DEED RECORDED JUNE 3, 1944 IN BOOK 1200, PAGE 186, OFFICIAL RECORDS.

EXCEPTING THEREFROM; ALL OIL, GAS, HYDROCARBONS AND OTHER MINERALS LYING BELOW A DEPTH OF TWO-HUNDRED FIFTY FEET (250') FROM THE SURFACE OF THE PROPERTY, BUT WITHOUT THE RIGHT OF SURFACE ENTRY OR RIGHT TO ENTER THE SUBSURFACE ABOVE A LEVEL TWO-HUNDRED FIFTY FEET (250') BELOW THE SURFACE OF SAID PROPERTY EXCEPT AS OTHERWISE RESERVED, AS EXCEPTED OR RESERVED BY DEED RECORDED NOVEMBER 15, 2013 AS INSTRUMENT NO. 0213167041, OF OFFICIAL RECORDS.

PARCEL 4: *(APN 178-130-11-02)*

THE SOUTHWEST QUARTER OF SECTION 22, TOWNSHIP 30 SOUTH, RANGE 29 EAST, MOUNT DIABLO MERIDIAN, COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT THEREFROM THOSE PORTIONS OF THE REAL PROPERTY DESCRIBED AS PARCEL(S) ACN-1L, ACN-1L-1, ACN-1L-2 AND ACN-1M AS SHOWN ON THE FINAL ORDERS OF CONDEMNATION IN AN ACTION ENTITLED ARVIN EDISON STORAGE DISTRICT V. SOCONY MOBIL OIL COMPANY, KERN COUNTY SUPERIOR COURT CASE NO. 91479 AND RECORDED IN OFFICIAL RECORDS IN THE OFFICE OF THE KERN COUNTY RECORDER ON JULY 25, 1966 IN BOOK 3966, PAGES 384 THROUGH 391, (PARCEL ACN-1L) AND ON SEPTEMBER 1, 1966 IN BOOK 3977 PAGES 517 THROUGH 523 (PARCEL ACN-1M).

ALSO EXCEPT THEREFROM:

THE RIGHTS BELOW A DEPTH OF FIVE HUNDRED FEET (500') FROM THE SURFACE OF THE PROPERTY, TO MINERALS AND OIL, GAS, AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER THE PROPERTY, BUT WITHOUT THE RIGHT OF SURFACE ENTRY OR RIGHT TO ENTER THE SUBSURFACE ABOVE A LEVEL OF FIVE HUNDRED FEET (500') BELOW THE SURFACE OF SAID PROPERTY, AS EXCEPTED OR RESERVED IN GRANT DEED RECORDED NOVEMBER 15, 2013 AS INSTRUMENT NO. 0213167038, OF OFFICIAL RECORDS.

EXHIBIT B

FORM OF MEMORANDUM OF LEASE

SPACE ABOVE FOR RECORDER'S USE ONLY

DRAFTED BY, RECORDING REQUESTED
AND RETURN TO:

PW Regulus Solar, LLC
c/o Power REIT
301 Winding Road
Old Bethpage, New York 11804
Attention: David H. Lesser

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this "**Memorandum**") is made and entered into as of March _____, 2014 (the "**Effective Date**"), by and between the Lessor (defined below) and the Lessee (defined below), together referred to as the "**Parties**". The purpose of this Memorandum is to document that Lessor and Lessee have entered into a lease with respect to the property defined below.

1. **Basic Provisions**. The following terms shall have the meanings set forth below:

1.1	**"Lessor"**	PW REGULUS SOLAR, LLC, a California limited liability company
1.2	**"Lessee"**	REGULUS SOLAR, LLC, a Delaware limited liability company
1.3	**"Property"**	A description of the real property subject to the lease and benefiting from the lease is described in Exhibit A.

1.4 "Address for Notices"

(a)	**Lessor:**	PW Regulus Solar, LLC c/o Power REIT 301 Winding Road Old Beth Page, New York 11804 Attention: David Lesser Facsimile: 212.202.5415
(b)	**Lessee:**	Regulus Solar, LLC 44 Montgomery Street, Suite 2200 San Francisco, California 94104 Attention: Karleen Stern Facsimile: (415) 229-8863

1.5 "Term" The Lease shall end on the date which is two hundred forty (240) months after the Commercial Operations Date, as such term is defined in the Lease, subject to two (2) options to renew the term of the Lease for an additional five (5) years each and one (1) additional option to renew the term of the Lease for such period as will result in the total term of the Lease to not exceed thirty four (34) years and eleven (11) months.

2. **Memorandum**. This Memorandum is a memorandum of the Lease. The terms and conditions of the Lease are incorporated herein by reference and this Memorandum is subject to all of the terms, covenants and conditions provided in the unrecorded Lease and in no way modifies the provisions of the Lease. If the terms of this instrument are inconsistent with the terms of the Lease, the terms of the Lease shall prevail. This Memorandum may be executed in one or more counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

[*Remainder of page intentionally left blank; signatures begin on following page*]

STATE OF NEW YORK)
) ss.
COUNTY OF NEW YORK)

On _______________, 2014, before me, ___________, a Notary Public, personally appeared ___________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of New York that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____
Notary's Signature

[Notarial Seal]

STATE OF CALIFORNIA)
) ss.
COUNTY OF)

On ________________, 2014, before me, ____________, a Notary Public, personally appeared ____________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____
Notary's Signature

[Notarial Seal]

Exhibit A
to Memorandum of Lease

Legal Description of the Property in Kern County, California

PARCEL 1: *(APN: 178-130-03, 07, 08)*

THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER (NORTHEAST 1/4 OF NORTHEAST 1/4) AND THE SOUTH HALF OF THE NORTHEAST QUARTER (SOUTH 1/2 OF NORTHEAST 1/4) OF SECTION TWENTY-TWO (22), TOWNSHIP THIRTY (30) SOUTH, RANGE TWENTY-NINE (29) EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT OF THE SURVEY OF THE SAID LAND RETURNED TO THE GENERAL LAND OFFICE BY THE SURVEYOR GENERAL.

EXCEPTING THEREFROM; ALL OIL, GAS, HYDROCARBONS AND OTHER MINERALS LYING BELOW A DEPTH OF TWO-HUNDRED FIFTY FEET (250') FROM THE SURFACE OF THE PROPERTY, BUT WITHOUT THE RIGHT OF SURFACE ENTRY OR RIGHT TO ENTER THE SUBSURFACE ABOVE A LEVEL TWO-HUNDRED FIFTY FEET (250') BELOW THE SURFACE OF SAID PROPERTY EXCEPT AS OTHERWISE RESERVED, AS EXCEPTED OR RESERVED BY DEED RECORDED NOVEMBER 15, 2013 AS INSTRUMENT NO. 0213167039, OF OFFICIAL RECORDS.

PARCEL 2: *(APN: 178-130-05)*

THE SOUTHEAST QUARTER OF SECTION TWENTY-TWO (22), TOWNSHIP THIRTY (30) SOUTH, RANGE TWENTY-NINE (29) EAST, MOUNT DIABLO MERIDIAN, IN THE COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT OF THE SURVEY OF THE SAID LAND RETURNED TO THE GENERAL LAND OFFICE BY THE SURVEYOR-GENERAL.

EXCEPTING THEREFROM; ALL OIL, GAS, HYDROCARBONS AND OTHER MINERALS LYING BELOW A DEPTH OF TWO-HUNDRED FIFTY FEET (250') FROM THE SURFACE OF THE PROPERTY, BUT WITHOUT THE RIGHT OF SURFACE ENTRY OR RIGHT TO ENTER THE SUBSURFACE ABOVE A LEVEL TWO-HUNDRED FIFTY FEET (250') BELOW THE SURFACE OF SAID PROPERTY EXCEPT AS OTHERWISE RESERVED, AS EXCEPTED OR RESERVED BY DEED RECORDED NOVEMBER 15, 2013 AS INSTRUMENT NO. 0213167040, OF OFFICIAL RECORDS.

PARCEL 3: *(APN: 178-130-02)*

THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 22, TOWNSHIP 30 SOUTH, RANGE 29 EAST, MOUNT DIABLO MERIDIAN, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT 50% OF ALL MINERALS, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER SAID LAND, AS EXCEPTED BY EDWARD A. KELLY AND VERNA I. KELLY IN DEED RECORDED JUNE 3, 1944 IN BOOK 1200, PAGE 186, OFFICIAL RECORDS.

EXCEPTING THEREFROM; ALL OIL, GAS, HYDROCARBONS AND OTHER MINERALS LYING BELOW A DEPTH OF TWO-HUNDRED FIFTY FEET (250') FROM THE SURFACE OF THE PROPERTY, BUT WITHOUT THE RIGHT OF SURFACE ENTRY OR RIGHT TO ENTER THE SUBSURFACE ABOVE A LEVEL TWO-HUNDRED FIFTY FEET (250') BELOW THE SURFACE OF SAID PROPERTY EXCEPT AS OTHERWISE RESERVED, AS EXCEPTED OR RESERVED BY DEED RECORDED NOVEMBER 15, 2013 AS INSTRUMENT NO. 0213167041, OF OFFICIAL RECORDS.

PARCEL 4: *(APN 178-130-11-02)*

THE SOUTHWEST QUARTER OF SECTION 22, TOWNSHIP 30 SOUTH, RANGE 29 EAST, MOUNT DIABLO MERIDIAN, COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT THEREFROM THOSE PORTIONS OF THE REAL PROPERTY DESCRIBED AS PARCEL(S) ACN-1L, ACN-1L-1, ACN-1L-2 AND ACN-1M AS SHOWN ON THE FINAL ORDERS OF CONDEMNATION IN AN ACTION ENTITLED ARVIN EDISON STORAGE DISTRICT V. SOCONY MOBIL OIL COMPANY, KERN COUNTY SUPERIOR COURT CASE NO. 91479 AND RECORDED IN OFFICIAL RECORDS IN THE OFFICE OF THE KERN COUNTY RECORDER ON JULY 25, 1966 IN BOOK 3966, PAGES 384 THROUGH 391, (PARCEL ACN-1L) AND ON SEPTEMBER 1, 1966 IN BOOK 3977 PAGES 517 THROUGH 523 (PARCEL ACN-1M).

ALSO EXCEPT THEREFROM:

THE RIGHTS BELOW A DEPTH OF FIVE HUNDRED FEET (500') FROM THE SURFACE OF THE PROPERTY, TO MINERALS AND OIL, GAS, AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER THE PROPERTY, BUT WITHOUT THE RIGHT OF SURFACE ENTRY OR RIGHT TO ENTER THE SUBSURFACE ABOVE A LEVEL OF FIVE HUNDRED FEET (500') BELOW THE SURFACE OF SAID PROPERTY, AS EXCEPTED OR RESERVED IN GRANT DEED RECORDED NOVEMBER 15, 2013 AS INSTRUMENT NO. 0213167038, OF OFFICIAL RECORDS.

EXHIBIT C

GIUMARRA PROPERTY

Being a portion of the Northeast quarter (NE 1/4) of Section 22, Township 30 South, Range 29 East, Mount Diablo Meridian, County of Kern, State of California, more particularly described as follows:

COMMENCING at the Northeast corner of said Section 22, thence South 00°19'38" West, along the East line of said Section, a distance of 30.00 feet to a line parallel with and distant 30.00 feet South, measured at right angles from the North line of said Section, thence North 89°56'52" West along said parallel line, a distance of 30.00 feet to a point on a line parallel with and distant 30.00 feet West, measured at right angles from the East line of said Section, said point also being the TRUE POINT OF BEGINNING;

Course 1) Thence South 00°19'38" West along last said parallel line, a distance of 365.13 feet to a point on a line parallel with and distant 395.13 feet South, measured at right angles from the North line of said Section;

Course 2) Thence North 89°56'52" West along last said parallel line, a distance of 220.00 feet;

Course 3) Thence North 14°27'03" West, a distance of 377.14 feet to a point on a line parallel with and distant 30.00 feet South, measured at right angles from the North line of said Section;

Course 4) Thence South 89°56'52" East along last said parallel line, a distance of 316.20 feet to the True Point of Beginning.

Containing 97,891 square feet, more or less.

EXHIBIT D

REDDY PROPERTY

PARCEL 1: *(APN 178-202-09-00 and 178-202-10-00)*

THE NE 1/4 OF SECTION 27, TOWNSHIP 30 SOUTH, RANGE 29 EAST, MOUNT DIABLO MERIDIAN, IN THE UNINCORPORATED AREA, COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT AN UNDIVIDED 75% OF 100% INTEREST IN AND TO ALL OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES WITHIN AND UNDERLYING SAID LAND, AS RESERVED BY WILLIAM PODLEY AND KATHLEEN P. TURNER, IN DEED RECORDED FEBRUARY 8, 1994 IN BOOK 6986, PAGE 1495 OF OFFICIAL RECORDS.

PARCEL 2: *(APN 178-202-07-00)*

THE W 1/2 OF THE SE 1/4 OF THE NW 1/4 OF SECTION 27, TOWNSHIP 30 SOUTH, RANGE 29 EAST, MOUNT DIABLO MERIDIAN, IN THE UNINCORPORATED AREA, COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT THEREFROM ALL OILS, GAS, PETROLEUM OR MINERAL OR OTHER HYDROCARBON SUBSTANCES AS RESERVED IN DEED RECORDED JULY 3, 1945 IN BOOK 1348, PAGE 145 OF OFFICIAL RECORDS, SUBJECT TO RIGHTS OF EASEMENTS INCIDENTAL TO THE DEVELOPMENT OF SAID MINERALS, AS MORE FULLY SET FORTH THEREIN.

PARCEL 3: *(APN 178-202-01-00)*

THE N 1/2 OF THE NW 1/4 OF THE NW 1/4 OF SECTION 27, TOWNSHIP 30 SOUTH, RANGE 29 EAST, MOUNT DIABLO MERIDIAN, IN THE UNINCORPORATED AREA, COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPTING THEREFROM ALL OIL, GAS, PETROLEUM OR MINERAL OR OTHER HYDROCARBON SUBSTANCES AS RESERVED IN DEED RECORDED JULY 3, 1946 IN BOOK 1348, PAGE 145 OF OFFICIAL RECORDS, SUBJECT TO RIGHTS OF EASEMENTS INCIDENTAL TO THE DEVELOPMENT OF SAID MINERALS, AS MORE FULLY SET FORTH THEREIN.

ALSO EXCEPT THEREFROM THE REAL PROPERTY IN THE FINAL ORDER OF CONDEMNATION ACTION NO. 91480, (ARVIN-EDISON WATER STORAGE DISTRICT, A CALIFORNIA WATER STORAGE DISTRICT, VS. ALVIN WEIDENBACH, ET AL) GRANTING FEE SIMPLE TITLE TO THE ARVIN-EDISON WATER STORAGE DISTRICT FROM ALVIN WEIDENBACH AND VERNET WEIDENBACH, DATED JANUARY 26, 1966 RECORDED FEBRUARY 7, 1966 IN BOOK 3917, PAGE 125 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

ALSO EXCEPTING THEREFROM THAT PORTION OF SAID LAND DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE EASTERLY BOUNDARY OF THE ARVIN-EDISON CANAL NORTH WITH THE SOUTH BOUNDARY OF PANAMA LANE THAT IS DISTANT ALONG SAID EASTERLY BOUNDARY SOUTH 17° 20' 07" EAST 31.46 FEET FROM THE POINT IN THE NORTH BOUNDARY OF SAID SECTION 27 THAT IS DISTANT THERE ALONG SOUTH 89° 49' 55" EAST 379.8 FEET FROM THE NORTHWEST CORNER OF SAID SECTION 27; THENCE FROM SAID POINT OF BEGINNING ALONG SAID SOUTH BOUNDARY SOUTH 89° 49' 55" EAST, 200.0

FEET; THENCE SOUTH 0° 10' 05" WEST 10.0 FEET; THENCE NORTH 89° 49' 55" WEST 196.8 FEET TO A POINT IN THE AFORESAID EASTERLY BOUNDARY OF THE ARVIN-EDISON CANAL NORTH; THENCE ALONG SAID EASTERLY BOUNDARY NORTH 17° 20' 07" WEST 10.5 FEET TO THE POINT OF BEGINNING, SAID PARCEL CONTAINS AN AREA OF 0.05 ACRE, MORE OR LESS, AS GRANTED TO ARVIN EDISON WATER STORAGE DISTRICT, BY DEED RECORDED JULY 8, 1966 IN BOOK 3962, PAGE 182 OF OFFICIAL RECORDS.

PARCEL 4: *(APN 178-202-02-00)*

THE S 1/2 OF THE NW 1/4 OF THE NW 1/4 OF SECTION 27, TOWNSHIP 30 SOUTH, RANGE 29 EAST, MOUNT DIABLO MERIDIAN, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT THEREFROM ALL OIL, GAS, PETROLEUM OR MINERAL OR OTHER HYDROCARBON SUBSTANCES AS RESERVED IN DEED RECORDED JULY 3, 1946 IN BOOK 1348, PAGE 145 OF OFFICIAL RECORDS, SUBJECT TO RIGHTS OF EASEMENTS INCIDENTAL TO THE DEVELOPMENT OF SAID MINERALS, AS MORE FULLY SET FORTHTHEREIN.

ALSO EXCEPT THEREFROM THE REAL PROPERTY DESCRIBED IN THE FINAL ORDER OF CONDEMNATION ACTION NO. 91480, (ARVIN-EDISON WATER STORAGE DISTRICT, A CALIFORNIA WATER STORAGE DISTRICT, VS. ALVIN WEIDENBACH, ET AL) GRANTING FEE SIMPLE TITLE TO THE ARVIN-EDISON WATER STORAGE DISTRICT FROM ROLAND R. METTLER AND ARDINA C. METTLER, DATED JANUARY 26, 1966 RECORDED FEBRUARY 7, 1966 IN BOOK 3917, PAGE 144 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 5: *(APN 178-202-06-00 AND 178-202-05-00)*

THE NE 1/4 OF THE NW 1/4 AND SW 1/4 OF THE NW 1/4 OF SECTION 27, TOWNSHIP 30 SOUTH, RANGE 29 EAST, MOUNT DIABLO MERIDIAN, IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPT THAT PORTION OF THE SW 1/4 OF THE NW 1/4 OF SAID SECTION LYING WITHIN THAT CERTAIN PARCEL OF LAND CONVEYED TO THE ARVIN EDISON WATER STORAGE DISTRICT BY FINAL ORDER OF CONDEMNATION RECORDED FEBRUARY 7, 1966 IN BOOK 3917, PAGE 119, OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS A STRIP OF LAND OF VARYING WIDTH LYING VARIOUS WIDTHS ON EACH SIDE OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT A POINT IN THE NORTH BOUNDARY OF SAID SECTION 27, THAT IS DISTANT THERE ALONG SOUTH 89° 49' 55" EAST 280.18 FEET FROM THE NORTHWEST CORNER OF SAID SECTION 27; THENCE FROM SAID POINT OF BEGINNING LYING 95 FEET ON THE LEFT OR EASTERLY SIDE OF 50 FEET ON THE RIGHT OR WESTERLY SIDE AND TANGENT TO THE FOLLOWING CURVE SOUTH 17° 20' 07" EAST 2,733.38 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 1,000 FEET THROUGH A CENTRAL ANGLE OF 16° 47; 18" A DISTANCE OF 293.01 FEET; THENCE TANGENT TO THE PRECEDING AND FOLLOWING CURVES SOUTH 34° 07' 25" EAST 1,119.30 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 1,000 FEET THROUGH A CENTRAL ANGLE OF 0° 09' 35" A DISTANCE OF 2.79 FEET; THENCE TANGENT TO THE PRECEDING AND FOLLOWING CURVES SOUTH 34° 17' 00" EAST 728.37 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 1,000 FEET THROUGH A CENTRAL ANGLE OF 18° 00' 34" A DISTANCE OF 314.32 FEET; THENCE TANGENT TO THE PRECEDING AND FOLLOWING CURVES SOUTH 52° 17' 34" EAST 689.16 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 250 FEET THROUGH A CENTRAL ANGLE OF 53° 19' 43" A DISTANCE OF 232.69 FEET; THENCE TANGENT TO THE PRECEDING AND FOLLOWING CURVES SOUTH 1°02' 09" WEST 19.09 FEET TO A POINT IN THE SOUTH BOUNDARY OF SAID SECTION 27; THENCE ENTERING SAID SECTION 34 AND CONTINUING SOUTH 1° 02' 09" WEST 19.09 FEET THENCE ALONG THE ARC OF A CURVE TO

THE LEFT HAVING A RADIUS OF 250 FEET THROUGH A CENTRAL ANGLE OF 51° 13' 33" A DISTANCE OF 223.44 FEET THENCE TANGENT TO THE PRECEDING AND FOLLOWING CURVES SOUTH 50° 10' 24" EAST 532.10 FEET WHERE AT THE LEFT SIDE LINE BOUNDARY CHANGES FROM 95 FEET TO 100 FEET; THENCE CONTINUING SOUTH 50° 10' 24" EAST 868.25 FEET AT WHICH POINT THE LEFT SIDELINE BOUNDARY CHANGES FROM 100 FEET TO 90 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 250 FEET THROUGH A CENTRAL ANGLE OF 50° 18' 09", A DISTANCE OF 219.49 FEET; THENCE TANGENT TO THE PRECEDING AND FOLLOWING CURVES SOUTH 0° 07'45" WEST 1,452.21 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF250 FEET THROUGH A CENTRAL ANGLE OF 64° 51' 43" A DISTANCE OF 283.01 FEET; THENCE TANGENT TO THE PRECEDING AND FOLLOWING CURVES SOUTH 64° 43' 57" EAST 77.05 FEET AT WHICH POINT THE LEFT SIDELINE BOUNDARY CHANGES FROM 90 FEET TO 105 FEET; THENCE CONTINUING SOUTH 64° 43' 57" EAST 303.75 FEET; THENCE ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 500 FEET THROUGH A CENTRAL ANGLE OF 65° 01' 55" A DISTANCE OF 567.51 FEET; THENCE TANGENT TO THE PRECEDING CURVE SOUTH 0° 17' 58" WEST 1,672.40 FEET TO THE NORTH BOUNDARY OF PANAMA ROAD.

EXCEPT AN UNDIVIDED 75% OF 100% INTEREST IN AND TO ALL MINERALS, OIL, GAS, AND OTHER HYDROCARBON SUBSTANCES WITHIN AND UNDERLYING SAID LAND, AS RESERVED BY WILLIAM M. PODLEY AND KATHLEEN P. TURNER, IN DEED RECORDED FEBRUARY 8, 1994 IN BOOK 6986, PAGE 1485, OF OFFICIAL RECORDS.

ALSO EXCEPT ALL REMAINING MINERALS, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES WITHIN & UNDERLYING SAID LAND, AS RESERVED BY FREDRIC H. METTLER AND KATHLEEN R. METTLER, HUSBAND AND WIFE AS JOINT TENANTS IN A DEED RECORDED MAY 19, 2005 AS INSTRUMENT NO. 0205127912 OF OFFICIAL RECORDS.

EXHIBIT E

ESTOPPEL